15630496v4 Execution Version FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of January 10, 2023, is entered into by and among GLOBE LIFE INC., a Delaware corporation (the “Borrower”), TMK RE, LTD., a Bermuda reinsurance corporation (“TMK”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent. RECITALS A. The Borrower, TMK, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are party to the Amended and Restated Credit Agreement, dated as of September 30, 2021 (the ”Credit Agreement). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment. B. The Loan Parties have requested that the Lenders amend the Credit Agreement on the terms and conditions set forth herein. STATEMENT OF AGREEMENT NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I AMENDMENTS TO CREDIT AGREEMENT Upon the effectiveness of this Amendment, the Credit Agreement shall hereby be amended as follows: 1.1 Composite Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Annex A hereto. 1.2 Exhibits to Credit Agreement. Exhibit C to the Credit Agreement is hereby amended and replaced in its entirety with the exhibit attached hereto as Annex B. ARTICLE II CONDITIONS OF EFFECTIVENESS 2.1 The amendments set forth in ARTICLE I shall become effective as of the date (the “Amendment Effective Date”) when, and only when, the Administrative Agent shall have received

15630496v4 2 counterparts of this Amendment, duly executed by the Loan Parties, the Administrative Agent and each of the Lenders. ARTICLE III REPRESENTATIONS AND WARRANTIES 3.1 To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders on and as of the date hereof, that: (i) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies, (iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment, (iv) both before and after giving effect to this Amendment, the representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date), (v) both before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default and (vi) the Loans are not reduced by this Amendment and are not subject to any offsets, defenses or counterclaims. ARTICLE IV ACKNOWLEDGEMENT AND CONFIRMATION 4.1 The Borrower hereby confirms and agrees that, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect and enforceable against the Borrower in accordance with their respective terms, as modified hereby, and shall not be discharged, diminished, limited or otherwise affected in any respect. ARTICLE V MISCELLANEOUS 5.1 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). 5.2 Loan Document. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement

15630496v4 3 and the other Loan Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement. 5.3 Expenses. The Borrower shall pay all reasonable and documented fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment. 5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction. 5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. 5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. 5.7 Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic format with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “executed,” “signed,” “signature,” and words of like import in shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. [remainder of page intentionally left blank]

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT U.S. BANK NATIONAL ASSOCIATION, as a Lender By: __________________________________ Name: Glenn Schuermann Title: Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: Name: Eva Sverdlova Title: Vice President, Portfolio Manager

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT REGIONS BANK, as a Lender By: Name: William Soo Title: Director

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT COMERICA BANK, as a Lender By: Name: John Smithson Title: Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT KeyBank National Association, as a Lender By: Name: David Raczka Title: Senior Vice President

15630496v4 Annex A [See attached]

~~*Execution*~~*Conformed Version through First Amendment to Amended and Restated Credit Agreement, dated as of January 10, 2023*

Deal CUSIP Number: 37959UAE6
Revolving Credit CUSIP Number: 37959UAF3

$750,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 30, 2021

among

GLOBE LIFE INC.,
as the Borrower,

TMK RE, LTD.,
as a Loan Party,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Administrator,

U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents

BOFA SECURITIES, INC.,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Book Runners

BBVA USA,
REGIONS BANK
and
TRUIST BANK
as Co-Documentation Agents

~~15630495v1 27112.00011~~15630495v4

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	~~1~~28
1.01	Defined Terms	~~1~~28
1.02	Other Interpretive Provisions	~~31~~55
1.03	Accounting Terms~~.~~	~~32~~56
1.04	Rounding	~~32~~57
1.05	Times of Day	~~32~~57
1.06	Letter of Credit Amounts	~~32~~57
1.07	Divisions	~~32~~57
1.08	Rates	~~33~~58
ARTICLE II	~~THE COMMITMENTS AND CREDIT EXTENSIONS~~ ~~33~~THE COMMITMENTS AND CREDIT EXTENSIONS	58
2.01	Loans	~~33~~58
2.02	Borrowings, Conversions and Continuations of Loans~~.~~	~~33~~59
2.03	Letters of Credit~~.~~	~~35~~61
2.04	Swing Line Loans~~.~~	~~48~~74
2.05	Prepayments~~.~~	~~51~~77
2.06	Termination or Reduction of Commitments	~~52~~78
2.07	Repayment of Loans~~.~~	~~53~~79
2.08	Interest~~.~~	~~53~~79
2.09	Fees	~~54~~80
2.10	Computation of Interest and Fees	~~54~~80
2.11	Evidence of Debt~~.~~	~~54~~81
2.12	Payments Generally; Administrative Agent's Clawback~~.~~	~~55~~81
2.13	Sharing of Payments by Lenders	~~57~~83
2.14	Increase in Commitments~~.~~	~~58~~84
2.15	Defaulting Lenders~~.~~	~~59~~86
2.16	Extension of Maturity Date~~.~~	~~62~~88
2.17	ESG Amendment	~~64~~90
2.18	Sustainability Coordinator	~~64~~91
ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	~~65~~91
3.01	Taxes~~.~~	~~65~~91
3.02	Illegality	~~69~~95
3.03	Inability to Determine Rates	~~69~~96
3.04	Increased Costs~~; Reserves on Eurodollar Rate Loans.~~	~~72~~98
3.05	Compensation for Losses	~~74~~100
3.06	Mitigation Obligations; Replacement of Lenders~~.~~	~~74~~100
3.07	Survival	~~75~~101
ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	~~75~~101
4.01	Conditions of Effective Date	~~75~~101

-i-

~~15630495v1 27112.00011~~15630495v4

15630495v1 27112.0001115630495v4 TABLE OF CONTENTS (continued) Page -ii- 4.02 Conditions to all Credit Extensions ............................................................... 77103 ARTICLE V REPRESENTATIONS AND WARRANTIES ........................................... 78104 5.01 Existence, Qualification and Power; Compliance with Laws ........................ 78104 5.02 Authorization; No Contravention .................................................................. 78104 5.03 Governmental Authorization; Other Consents............................................... 79105 5.04 Binding Effect ................................................................................................ 79105 5.05 Financial Statements; No Material Adverse Effect. ...................................... 79105 5.06 Litigation ........................................................................................................ 79106 5.07 No Default ...................................................................................................... 80106 5.08 Ownership of Property; Liens ........................................................................ 80106 5.09 Insurance ........................................................................................................ 80106 5.10 Taxes .............................................................................................................. 80106 5.11 ERISA Compliance. ....................................................................................... 80106 5.12 Subsidiaries; Equity Interests ......................................................................... 81107 5.13 Margin Regulations; Investment Company Act. ........................................... 81107 5.14 Disclosure ...................................................................................................... 81108 5.15 Compliance with Laws .................................................................................. 82108 5.16 Insurance Licenses ......................................................................................... 82108 5.17 First Priority Interest ...................................................................................... 82108 5.18 OFAC; Anti-Corruptions Laws...................................................................... 82108 5.19 Covered Entities ............................................................................................. 83109 ARTICLE VI AFFIRMATIVE COVENANTS ................................................................. 83109 6.01 Financial Statements ...................................................................................... 83109 6.02 Certificates; Other Information ...................................................................... 84110 6.03 Notices ........................................................................................................... 86112 6.04 Payment of Taxes ........................................................................................... 87113 6.05 Preservation of Existence, Etc ....................................................................... 87113 6.06 Maintenance of Properties ............................................................................. 87113 6.07 Maintenance of Insurance .............................................................................. 87114 6.08 Compliance with Laws .................................................................................. 88114 6.09 Books and Records ........................................................................................ 88114 6.10 Inspection Rights ........................................................................................... 88114 6.11 Use of Proceeds.............................................................................................. 88114 6.12 Further Assurances......................................................................................... 88114 6.13 Collateral Requirements................................................................................. 89115 6.14 Conduct of Insurance Business ...................................................................... 89115 6.15 Anti-Corruption Laws; Sanctions .................................................................. 89115 ARTICLE VII NEGATIVE COVENANTS ........................................................................ 89116 7.01 Liens ............................................................................................................... 89116

TABLE OF CONTENTS
(continued)

Page

7.02 Subsidiary Indebtedness ~~90~~116
7.03 Acquisitions ~~90~~116
7.04 Fundamental Changes ~~90~~117
7.05 Dispositions ~~91~~117
7.06 Use of Proceeds ~~91~~117
7.07 Financial Covenants~~.~~ ~~91~~117
7.08 Sanctions ~~91~~117
7.09 Anti-Corruption Laws ~~91~~118

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES ~~91~~118

8.01 Events of Default ~~91~~118
8.02 Remedies Upon Event of Default ~~94~~120
8.03 Application of Funds ~~95~~121

ARTICLE IX ADMINISTRATIVE AGENT ~~96~~122

9.01 Appointment and Authority~~.~~ ~~96~~122
9.02 Rights as a Lender ~~96~~122
9.03 Exculpatory Provisions ~~96~~123
9.04 Reliance by Administrative Agent ~~97~~124
9.05 Delegation of Duties ~~98~~124
9.06 Resignation of Administrative Agent ~~98~~124
9.07 Non-Reliance on Administrative Agent and Other Lenders ~~99~~125
9.08 No Other Duties, Etc ~~100~~126
9.09 Administrative Agent May File Proofs of Claim ~~100~~126
9.10 No Other Duties, etc ~~101~~127
9.11 Certain ERISA Matters~~.~~ ~~101~~127
9.12 Recovery of Erroneous Payments ~~102~~128

ARTICLE X MISCELLANEOUS ~~102~~129

10.01 Amendments, Etc ~~102~~129
10.02 Notices; Effectiveness; Electronic Communication~~.~~ ~~104~~130
10.03 No Waiver; Cumulative Remedies; Enforcement ~~106~~132
10.04 Expenses; Indemnity; Damage Waiver~~.~~ ~~107~~133
10.05 Payments Set Aside ~~109~~135
10.06 Successors and Assigns; Participations~~.~~ ~~109~~136
10.07 Confidentiality ~~114~~140
10.08 Right of Setoff ~~115~~141
10.09 Interest Rate Limitation ~~115~~142
10.10 Counterparts; Integration; Effectiveness ~~115~~142
10.11 Survival of Representations and Warranties ~~116~~143
10.12 Severability ~~117~~143
10.13 Replacement of Lenders ~~117~~143

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~~15630495v1 27112.00011~~15630495v4

15630495v1 27112.0001115630495v4 TABLE OF CONTENTS (continued) Page -iv- 10.14 Governing Law; Jurisdiction; Etc. ............................................................... 118144 10.15 Waiver of Jury Trial ..................................................................................... 119145 10.16 Exceptions to Covenants .............................................................................. 119146 10.17 No Strict Construction ................................................................................. 119146 10.18 USA PATRIOT Act Notice ......................................................................... 119146 10.19 Guaranty. ...................................................................................................... 119146 10.20 No Advisory or Fiduciary Responsibility .................................................... 123150 10.21 ENTIRE AGREEMENT .............................................................................. 124151 10.22 Amendment and Restatement; No Novation ............................................... 124151 10.23 Acknowledgment and Consent to Bail-In of Affected Financial Institutions124151 10.24 Acknowledgement Regarding Any Supported QFCs .................................. 125152

SCHEDULES

1.01	Collateral Advance Rates
2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
5.05	Supplement to Interim Financial Statements
5.06	Existing Litigation
5.12	Subsidiaries and Other Equity Investments
5.16	Insurance Licenses
10.02	Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Assignment and Assumption
B	Compliance Certificate
C	Loan Notice
D	Revolving Note
E	Several Letter of Credit
F	Swing Line Loan Notice
G	Swing Line Note
H	Borrowing Base Certificate
I	Tax Compliance Certificates

-i-

~~15630495v1 27112.00011~~15630495v4

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of September 30, 2021, among each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Administrator, GLOBE LIFE INC., a Delaware corporation (the "Borrower"), and TMK RE, LTD., a Bermuda reinsurance corporation ("TMK").

The Loan Parties, the lenders parties thereto and the Administrative Agent entered into that certain Credit Agreement, dated August 24, 2020 (the "Existing Credit Agreement"). The Loan Parties have requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to amend and restate the Existing Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

"Acquisition" means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (i) whether or not involving a merger or a consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

"Adjusted Fair Market Value" means with respect to any Eligible Collateral, an amount equal to the product of the Fair Market Value of such Eligible Collateral and the applicable percentage with respect to such Eligible Collateral as set forth on Schedule 1.01.

"Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

"Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify to the Loan Parties and the Lenders.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

15630495v4

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and in any event shall include (a) any officer, director or general partner of such Person and (b) any Person, or Affiliate of such Person that, directly or indirectly, beneficially owns 10% or more of the voting Equity Interests of the Person specified.

"Aggregate Commitments" means the Commitments of all the Lenders. As of the Effective Date, the Aggregate Commitments are $750,000,000.

"Agreement" has the meaning specified in the introductory paragraph hereto.

"Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

"Applicable Issuing Party" means (a) in the case of Fronted Letters of Credit, the Fronting Bank which issued such Fronted Letter of Credit and (b) in the case of Several Letters of Credit, the L/C Administrator.

"Applicable Law" means in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and determinations of arbitrators applicable to such Person.

"Applicable Percentage" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time, subject to adjustment as provided in Section 2.14. If the commitment of each Lender to make Loans and issue Several Letters of Credit, the obligation of the Fronting Banks to issue Fronted Letters of Credit, and the commitment of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Applicable Rate" means the following percentages per annum, based upon the Debt Rating set forth below:

Pricing Level	**Debt Ratings S&P/Moody's**	**Facility Fee**	**~~Eurodollar Rate~~Term SOFR Loans & Letter of Credit Fee**	**Base Rate Loans**	**All-In Drawn**
1	≥ A+/A1	0.08%	0.795%	0.0%	0.875%

15630495v4

2	A/A2	0.10%	0.90%	0.0%	1.00%
3	A-/A3	0.125%	1.00%	0.0%	1.125%
4	BBB+/Baa1	0.15%	1.10%	0.10%	1.25%
5	≤ BBB/Baa2	0.20%	1.30%	0.30%	1.50%

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital or finance lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as

15630495v4

amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"Bank of America" means Bank of America, N.A. and its successors.

"Bank of America Fee Letter" means that certain letter agreement, dated as of September 3, 2021, among the Borrower, Bank of America, N.A. and BofA Securities, Inc.

"Base Rate" means, as of any date of determination, a fluctuating rate of interest per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus 0.50% and (c) ~~the Eurodollar Rate~~Term SOFR for such day plus 1.00%; provided, however, that in no event shall the Base Rate as of any date of determination be less than 0%. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

"Base Rate Loan" means a Loan that bears interest based on the Base Rate.

~~"Benchmark" means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to "Benchmark" shall include, as applicable, the published component used in the calculation thereof.~~

~~"Benchmark Replacement" means:~~

~~(1) For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:~~

~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month's duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months' duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months' duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months' duration, or~~

~~(b) the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);~~

~~provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30)~~

15630495v4

days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 3.03(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0%, the Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Benchmark Transition Event" means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

15630495v4

"Beneficial Ownership Regulation" means 31 CFR § 1010.230.

"Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

"Borrower" has the meaning specified in the introductory paragraph hereto.

"Borrower Materials" has the meaning specified in Section 6.02.

"Borrowing" means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

"Borrowing Base" means, on any date of determination, an amount equal to the sum of the Adjusted Fair Market Value of all Eligible Collateral on such date.

"Borrowing Base Certificate" means a certificate substantially in the form of Exhibit H with such changes therein as the Administrative Agent may reasonably request from time to time.

"Business Day" means (a) except as set forth in clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of North Carolina, the State of New York or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market..

"Cash" means U.S. money, U.S. currency or a Dollar credit balance in a Deposit Account which is a Collateral Account, which money, currency, credit balance and Deposit Account are free and clear of any claim or Lien of any Person other than the Administrative Agent or as otherwise herein provided.

"Cash Collateralize" has the meaning specified in Section 2.03(g)(ii).

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each

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case be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented.

"Change of Control" means an event or series of events by which:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); or

(b) any "Change of Control" as defined in any Indebtedness of the Borrower or any of its Subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 shall occur.

"CME" means CME Group Benchmark Administration Limited.

"Code" means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

"Co-Documentation Agents" means, collectively, BBVA USA, Regions Bank and Truist Bank.

"Collateral" means, with respect to any Loan Party, all property and assets with respect to which a security interest is purported to be granted in favor of the Administrative Agent pursuant to a Security Agreement executed by such Loan Party.

"Collateral Account" means any account at Bank of America or other institution satisfactory to the Administrative Agent, in its sole discretion, as to which Bank of America (or such other institution), the Borrower and the Administrative Agent have entered into a Control Agreement and in which the Administrative Agent has a perfected, first priority security interest.

"Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) issue Several Letters of Credit and purchase participations in L/C Obligations arising under Fronted Letters of Credit, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the heading Commitment or in the Assignment and Assumption or joinder agreement pursuant to

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which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

"Communication" means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

"Compliance Certificate" means a certificate substantially in the form of Exhibit B.

"Conforming Changes" means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of "Base Rate", "SOFR", "Term SOFR" and "Interest Period", timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of "Business Day" and "U.S. Government Securities Business Day", timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Consolidated Capitalization" means, at any date of determination, the sum of (a) Consolidated Net Worth as at such date, plus (b) Consolidated Indebtedness as at such date, plus (c) Subordinated Debt not to exceed 15% of Consolidated Capitalization.

"Consolidated Indebtedness" means the Indebtedness of the Borrower and its Subsidiaries (excluding (a) any obligations in respect of Subordinated Debt not to exceed 15% of Consolidated Capitalization and (b) all borrowings made by any Insurance Subsidiary from any FHLB to the extent such borrowings are of the type customarily excluded from financial leverage by both S&P and Moody's in their evaluation of such Insurance Subsidiary or similarly positioned person) determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Worth" means, at any date of determination, the amount of consolidated common and preferred shareholders' equity of the Borrower and its Subsidiaries, determined as at such date in accordance with GAAP; provided, however, that any "Accumulated Other Comprehensive Income (Loss)" shown on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP shall be excluded when computing Consolidated Net Worth.

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"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Control Agreement" means an agreement between the Borrower, Bank of America and the Administrative Agent with respect to any deposit or securities account of the Borrower in which a security interest is purported to be granted to the Administrative Agent pursuant to the Security Agreement in form and substance reasonably acceptable to the Administrative Agent.

"Corporate Debt Securities" means debt securities issued by Persons which are domiciled in the United States or any State or other political subdivision thereof and which are not individuals or governmental entities.

"Co-Syndication Agents" means, collectively, U.S. Bank National Association and Wells Fargo Bank, National Association.

"Covered Entity" has the meaning specified in Section 10.24.

"Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

"Credit Party" has the meaning specified in Section 9.12.

"Daily Simple SOFR" with respect to any applicable determination date means the secured overnight financing rate ("SOFR") published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York's website (or any successor source).

"Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a different Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply. If at any time the Borrower has a Debt Rating from either Moody's or S&P but not from both Moody's and S&P, then the Pricing Level shall be based on the single available Debt Rating. If at any time the Borrower does not have a Debt Rating from Moody's and does not have a Debt Rating from S&P, then Pricing Level 5 shall apply. If at any time Pricing Level 5 is applicable pursuant to the preceding sentence, the Lenders will, at the request of the Borrower, enter into good faith negotiations with the Borrower regarding amending this definition to refer to debt or corporate credit ratings provided by one or more mutually satisfactory alternate debt or corporate credit rating providers. Initially, the Applicable Rate shall be determined based upon the Debt Rating

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specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a ~~Eurodollar Rate~~Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

"Defaulting Lender" means, subject to Section 2.15(g), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Loans, participations in Letters of Credit, payment obligations under Several Letters of Credit or funded participations in Swing Line Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Fronting Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Fronting Bank or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged

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with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(g)) upon delivery of written notice of such determination to the Borrower, each Fronting Bank, the Swing Line Lender and each Lender.

"Deposit Account" means a demand, time, savings, passbook or similar account maintained by a Loan Party with Bank of America.

"Designated Jurisdiction" means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

"Dividends" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary.

"Dollar" and "$" mean lawful money of the United States.

~~"Early Opt-in Effective Date" means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~"Early Opt-in Election" means the occurrence of:~~

~~(1) a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~

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~~(2) the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

"Electronic Record" and "Electronic Signature" shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

"Eligible Collateral" means Cash, Listed Money Market Funds, Corporate Debt Securities and U.S. Government Debt Securities, which (a) have the required rating as set forth on Schedule 1.01, (b) are capable of being marked to market on a daily basis and (c) are held in a Collateral Account.

"Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests, other than a net profits based bonus program, in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such

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Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 or 430 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

"ESG" has the meaning specified in Section 2.17.

"ESG Amendment" has the meaning specified in Section 2.17.

"ESG Pricing Provisions" has the meaning specified in Section 2.17.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~"Eurodollar Rate" means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.03(c):~~

~~(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period ("LIBOR") as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to~~

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~~the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;~~

~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits with a term of one month commencing that day; and~~

~~(c) if the Eurodollar Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Agreement.~~

~~"Eurodollar Rate Loan" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.~~

"Event of Default" has the meaning specified in Section 8.01.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient's failure to comply with Section 3.01(g) and (d) any United States federal withholding Taxes imposed under FATCA.

"Existing Credit Agreement" has the meaning specified in the Preamble.

"Existing Letters of Credit" means those letters of credit set forth on Schedule 2.03 and continued under this Agreement pursuant to Section 2.03.

"Extended Letter of Credit" has the meaning specified in Section 2.03(a)(ii).

"Facility" means the revolving credit facility established pursuant to Article II hereof.

"Fair Market Value" means (a) with respect to any publicly traded security the closing price for such security on the largest exchange on which such security is traded (or if not traded on an exchange, then the average of the closing bid and ask prices quoted over-the-counter) on the date of the determination (as such prices are reported by the Depository Trust Company or if not so reported, in any nationally recognized financial journal or newspaper), (b) with respect to Cash, the amount thereof, and (c) with respect to any Eligible Collateral (other than those set

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forth in clauses (a), and (b)), the price for such Eligible Collateral on the date of calculation obtained from a generally recognized source approved by the Administrative Agent or the most recent bid quotation from such approved source (or, if no generally recognized source exists as to a particular security, any other source selected in good faith by the Administrative Agent or assigned to such security by the Administrative Agent in accordance with its standard valuation procedures in effect at the applicable time).

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

~~"FCA" has the meaning specified in Section 3.03(c).~~

"FDIC" means the Federal Deposit Insurance Corporation.

"Federal Funds Rate" means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Fee Letters" means, collectively, (a) the Bank of America Fee Letter, (b) the Wells Fargo Fee Letter, (c) the U.S. Bank Fee Letter and (d) the letter agreement, dated September 3, 2021, among the Borrower, Bank of America, BofA Securities, Inc., U.S. Bank National Association, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

"FHLB" means any federal home loan bank.

"Foreign Lender" means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"FRB" means the Board of Governors of the Federal Reserve System of the United States.

"Fronted Letter of Credit" means (a) a Letter of Credit issued by a Fronting Bank in which the Lenders purchase a risk participation pursuant to Section 2.03 and (b) any Existing Letter of Credit designated as a Fronted Letter of Credit on Schedule 2.03.

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"Fronting Bank" means (a) in the case of Fronted Letters of Credit, any Lender which has agreed at the Borrower's request (and with notice to the Administrative Agent) to issue one or more Fronted Letters of Credit (or Fronted Letters of Credit up to a maximum stated amount) or any successor fronting bank and (b) in the case of Several Letters of Credit, any Lender which has agreed (with notice to the Administrative Agent) to act as fronting bank on behalf of any Participating Bank.

"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to each Fronting Bank, (i) such Defaulting Lender's Applicable Percentage of the outstanding L/C Obligations with respect to Fronted Letters of Credit of such Fronting Bank other than L/C Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (ii) if such Defaulting Lender is a Participating Bank, such Defaulting Lender's Applicable Percentage of the outstanding L/C Obligations with respect to Several Letters of Credit as to which such Fronting Bank has fronted for such Defaulting Lender as a Participating Bank and (b) with respect to the Swing Line Lender, such Defaulting Lender's Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which Cash Collateralization or other credit support acceptable to the Swing Line Lender shall have been provided in accordance with the terms hereof.

"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working

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capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

"Guaranteed Debt" has the meaning specified in Section 10.19(a).

"Guaranteed Parties" has the meaning specified in Section 10.19(b).

"Guaranty" means the provisions of Section 10.19 and the rights and the obligations of the Borrower thereunder.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

~~"IBA" has the meaning specified in Section 3.03(c).~~

~~"Impacted Loans" has the meaning specified in Section 3.03(a).~~

"Increase Effective Date" has the meaning specified in Section 2.14(d).

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

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(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract (computed as set forth below);

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital or finance leases and Synthetic Lease Obligations (computed as set forth below);

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid Dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital or finance lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitees" has the meaning specified in Section 10.04(b).

"Information" has the meaning specified in Section 10.07.

"Insurance Subsidiary" means any Subsidiary of the Borrower which is engaged in the life, health or accident insurance business, including TMK.

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"Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar RateTerm SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

"Interest Period" means, as to each Eurodollar RateTerm SOFR Loan, the period commencing on the date such Eurodollar RateTerm SOFR Loan is disbursed or converted to or continued as a Eurodollar RateTerm SOFR Loan and ending on the date one (1), three (3), or six (6) months thereafter, in each case as selected by the Borrower in its Loan Notice and, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:

(a) the Interest Period shall commence on the date of advance of or conversion to any Eurodollar Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) (b) if any Interest Period that would otherwise expireend on a day that is not a Business Day, such Interest Period shall expire onbe extended to the next succeeding Business Day; provided that if any Interest Period with respect to a Eurodollar Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall expireend on the immediatelynext preceding Business Day;

(c) (c) any Interest Period with respect to a Eurodollar Ratepertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

(d) (d) no Interest Period shall extend beyond the Maturity Date.

"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

"IRS" means the United States Internal Revenue Service.

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"ISP" means, with respect to any Letter of Credit, the International Standby Practices (ISP 98), Publication 590.

"Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement or instrument entered into by the Applicable Issuing Party and the applicable Loan Party (or any Subsidiary) or in favor of the Applicable Issuing Party and relating to any such Letter of Credit.

"Joint Arrangers" means BofA Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC in their capacity as joint lead arrangers and joint book runners.

"Junior Subordinated Debentures" means the 5.875% Junior Subordinated Debentures due 2052 of the Borrower in the principal amount of $125,000,000.

"Key Performance Indicators" has the meaning specified in Section 2.17.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"L/C Administrator" means Bank of America, acting as letter of credit administrator for the Lenders, together with any replacement or successor L/C Administrator.

"L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage under the Facility.

"L/C Advance Date" has the meaning specified in Section 2.03(c)(ii).

"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

"L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

"L/C Exposure" means, at any time for each Lender, such Lender's Applicable Percentage of the L/C Obligations at such time.

"L/C Issuer" means (a) with respect to any Fronted Letter of Credit, the Fronting Bank which has issued such Letter of Credit and (b) with respect to a Several Letter of Credit, each Lender other than a Participating Bank.

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"L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn. For purposes of determining the L/C Obligations held by any Lender, a Lender shall be deemed to hold an amount equal to the sum of (a) the aggregate amount of each Lender's direct obligation in all outstanding Several Letters of Credit (or, if a Participating Bank, its risk participation in Several Letters of Credit), (b) its risk participation in all outstanding Fronted Letters of Credit, and (c) its L/C Borrowings.

"Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

"Letter of Credit" means any letter of credit issued hereunder. Each Letter of Credit shall be a standby letter of credit.

"Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Applicable Issuing Party.

"Letter of Credit Expiration Date" means the day that is five (5) Business Days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

"Letter of Credit Fee" has the meaning specified in Section 2.03(i).

"Letter of Credit Sublimit" means an amount equal to $250,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

~~"LIBOR" has the meaning specified in the definition of Eurodollar Rate.~~

"License" means any license, certificate of authority, permit or other authorization which is required to be obtained from a Governmental Authority in connection with the operation, ownership or transaction of insurance business.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or

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preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing, but excluding (a) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, (c) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any lien imposed by ERISA, (d) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, and (e) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person).

"Listed Money Market Fund" means a money market fund that complies with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and is rated AAA by S&P and Aaa by Moody's.

"Loan" means a Revolving Loan and/or a Swing Line Loan, as applicable.

"Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letters, each Compliance Certificate, each Loan Notice, each Swing Line Loan Notice, any agreement creating or perfecting rights in Collateral pursuant to the provisions of this Agreement, each Guaranty, each Control Agreement, each Security Agreement and each amendment to any of the foregoing.

"Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of ~~Eurodollar Rate~~Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C.

"Loan Parties" means, collectively, the Borrower and TMK.

~~"London Banking Day" means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.~~

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Loan Parties, or any of them, or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse

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effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

"Maturity Date" means (a) September 30, 2026, or if such date is not a Business Day, the next preceding Business Day, or (b) such earlier date as (i) the Commitments are terminated pursuant to this Agreement (whether by acceleration, election of the Borrower or otherwise) or (ii) the Obligations in respect of the Facility are accelerated pursuant to Section 8.02 of this Agreement.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

"NAIC Approved Bank" means any entity that is a financial institution listed on the most current "List of Qualified U.S. Financial Institutions" approved by the NAIC and acting through the branch so listed.

"Net Proceeds" means, with respect to the sale or issuance by the Borrower or any of its Subsidiaries to any Person (other than to the Borrower or a Wholly-Owned Subsidiary) of any Equity Interests, including any conversion of debt securities into Equity Interests, the excess of (a) the gross proceeds from such sale, issuance, or conversion over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees and disbursements actually incurred in connection with each such sale, issuance or conversion.

"Nonrenewal Notice Date" has the meaning specified in Section 2.03(b)(iii).

"Notes" means the Revolving Notes and the Swing Line Note.

"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

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"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

"Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

~~"Other Rate Early Opt-in" means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (i) an Early Opt-in Election and (ii) Section 3.03(c)(ii) and paragraph (2) of the definition of "Benchmark Replacement".~~

"Other Taxes" means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).

"Outstanding Amount" means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

"Participant" has the meaning specified in Section 10.06(d).

"Participant Register" has the meaning specified in Section 10.06(d).

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"Participating Bank" means, from time to time, with respect to any Several Letter of Credit, a Lender that is unable to issue such Letter of Credit because (a) it is unable to do so due to regulatory restrictions or other legal impediments based on its relationship to the beneficiary or (b) it is not, or has lost its status as, an NAIC Approved Bank (if such Letter of Credit must be issued by NAIC Approved Banks).

"Participating Notice" means a written notice delivered by a Lender to the Borrower, the Administrative Agent and the L/C Administrator to the effect that such Lender is a Participating Bank with respect to any potential (or previously issued but to be amended) Several Letter of Credit and stating the basis for such status. If the basis for such status is that such Lender is not, or has lost its status as, an NAIC Approved Bank, then (a) such notice shall be deemed applicable to each subsequently issued Several Letter of Credit which must be issued by NAIC Approved Banks until such notice has been withdrawn and (b) such Lender shall promptly withdraw such notice (by subsequent written notice to the parties named above) at such time, if ever, as such Lender has attained or regained status as an NAIC Approved Bank.

"PATRIOT Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Act" means the Pension Protection Act of 2006.

"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

"Permitted Acquisition" means the Acquisition of any Person which has been approved and recommended by the board of directors (or the functional equivalent thereof) of the Person being acquired.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

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"Platform" has the meaning specified in Section 6.02.

"Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Bank of America as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

"Property" means any interest of the Borrower or any Subsidiary in any kind or property or asset, whether real, personal or mixed, or tangible or intangible.

"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"Public Lender" has the meaning specified in Section 6.02.

"Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing quarterly statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

"Recipient" means (a) the Administrative Agent, (b) any Lender (including any Swing Line Lender), (c) any L/C Issuer, (d) any Fronting Bank and (e) the L/C Administrator, as applicable.

"Register" has the meaning specified in Section 10.06(c).

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

"Relevant Governmental Body" means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

"Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

"Required Lenders" means, as of any date of determination, Lenders holding more than 50% of the Total Credit Exposures of all Lenders; provided that the Total Credit Exposure of any

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Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

"Rescindable Amount" has the meaning specified in Section 2.12(c).

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Responsible Officer" means the chief executive officers, president, chief financial officer, chief investment officer or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

"Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of ~~Eurodollar Rate~~Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

"Revolving Credit Exposure" means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender's participation in L/C Obligations and Swing Line Loans at such time.

"Revolving Loan" has the meaning specified in Section 2.01.

"Revolving Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit D.

"S&P" means Standard & Poor's Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

"Sanctions" means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, ~~Her~~His Majesty's Treasury ("HMT") or other relevant sanctions authority.

"SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) as of the date hereof in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

"Scheduled Unavailability Date" has the meaning specified in Section 3.03(b)(ii).

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

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"Secured L/C Obligations" means L/C Obligations with respect to Secured Letters of Credit.

"Secured Letter of Credit" means a Letter of Credit issued at the request of a Loan Party which has been designated as a "Secured Letter of Credit" in the applicable Letter of Credit Application and which has not been redesignated as an Unsecured Letter of Credit pursuant to Section 2.03(l).

"Security Agreement" means, individually and collectively, each security agreement or other collateral document, each in form and substance satisfactory to the Administrative Agent, entered into between the Administrative Agent and a Loan Party pursuant hereto.

"Several Letter of Credit" means (a) a Letter of Credit issued severally by or on behalf of the Lenders pursuant to which the Lenders are severally liable to the beneficiary, which shall be substantially in the form of Exhibit E or in such other form consistent with the proviso to Section 2.03(a)(iii)(D) as may be agreed by the applicable Loan Party and the L/C Administrator and (b) any Existing Letter of Credit designated as a Several Letter of Credit on Schedule 2.03.

"Significant Insurance Subsidiary" means any Significant Subsidiary which is an Insurance Subsidiary, and shall in any event include Globe Life And Accident Insurance Company, a Nebraska insurance company, Liberty National Life Insurance Company, a Nebraska insurance company, United American Insurance Company, a Nebraska insurance company, and American Income Life Insurance Company, an Indiana insurance company.

"Significant Subsidiary" of a Person means a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X of the Securities and Exchange Commission (17 CFR Part 210). Unless otherwise expressly provided, all references herein to a "Significant Subsidiary" shall mean a Significant Subsidiary of the Borrower.

"SOFR Early Opt-in" means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (i) an Early Opt-in Election and (ii) Section 3.03(c)(i) and paragraph (1) of the definition of "Benchmark Replacement".

"SOFR" means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

"SOFR Adjustment" means 0.10% (10.0 basis points).

"Solvent" means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount

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which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.

"Subordinated Debt" means, collectively, (i) the Junior Subordinated Debentures and (ii) any other unsecured indebtedness of the Borrower (and not a Subsidiary) which is subordinated by its terms to the prior payment in full of the Obligations evidenced by this Agreement in a manner no less favorable to the Lenders than the Junior Subordinated Debentures and which contain covenants that are not less favorable to the Borrower than those contained in the Junior Subordinated Debentures.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which more than 50% of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Successor Rate" has the meaning specified in Section 3.03(b).

"Sustainability Coordinator" means BofA Securities, Inc. in its capacity as Sustainability Coordinator hereunder or any successor thereto.

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Obligations" means any and all obligations owed by any Loan Party to any Lender or any Affiliate of any Lender in respect of a Swap Contract.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and

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termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

"Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

"Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

"Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

"Swing Line Loan" has the meaning specified in Section 2.04(a).

"Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit F.

"Swing Line Note" means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans, substantially in the form of Exhibit G.

"Swing Line Sublimit" means an amount equal to the lesser of (a) $35,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

"Term Loan Agreement" means that certain 364-Day Term Loan Agreement, dated April 9, 2020, among the Borrower, certain lenders from time to time party thereto and Bank of America, as administrative agent, and any refinancings, refundings, renewals or extensions thereof.

"Term SOFR" means~~, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor~~

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corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), :

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, *plus* the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

"Term SOFR Loan" means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

"Term SOFR Screen Rate" means the forward-looking SOFR term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

"TMK" has the meaning specified in the introductory paragraph hereto.

"Total Credit Exposure" means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

"Total Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

"Type" means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar RateTerm SOFR Loan.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

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"United States" and "U.S." mean the United States of America.

"Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

"Unsecured Letter of Credit" means a Letter of Credit which is not a Secured Letter of Credit.

"U.S. Bank Fee Letter" means that certain letter agreement, dated as of September 3, 2021, among the Borrower and U.S. Bank National Association.

"U.S. Government Debt Securities" means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States).

"U.S. Government Securities Business Day" means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning specified in Section 3.01(g).

"Wells Fargo Fee Letter" means that certain letter agreement, dated as of September 3, 2021, among the Borrower and Wells Fargo Securities, LLC.

"Wholly-Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Equity Interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

"Withholding Agent" means any Loan Party and the Administrative Agent.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised

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under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "hereto," "herein," "hereof" and "hereunder" and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) For purposes of Section 8.01(b), a breach of a financial covenant contained in Section 7.07 shall be deemed to have occurred as of any date of determination thereof by the Administrative Agent or as of the last day of any specified measuring period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent and the Lenders.

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1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or SAP, as the case may be, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP or SAP. If at any time any change in GAAP or SAP, as the case may be, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or SAP, as the case may be, (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or SAP, as the case may be, prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or SAP, as the case may be.

Notwithstanding the foregoing, for purposes of financial covenant calculations under Section 7.07, Indebtedness (including Subordinated Debt accorded equity treatment) shall be deemed to be carried at 100% of the outstanding principal amount thereof and the effects of The Financial Accounting Standards Board Accounting Standards Codification 825 shall be disregarded.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

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1.07 Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity~~)~~.

1.08 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of "Eurodollar Rate"~~any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any ~~of~~ such rate (including, without limitation, any ~~Benchmark Replacement~~Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any ~~Benchmark Replacement~~ Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

~~THE COMMITMENTS AND CREDIT EXTENSIONS~~THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender's Applicable Percentage of the

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Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment and (iii) the aggregate Outstanding Amount of the Revolving Loans of the Swing Line Lender, plus the Swing Line Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Swing Line Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar RateTerm SOFR Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Revolving Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar RateTerm SOFR Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) threetwo (32) Business Days prior to the requested date of any Revolving Borrowing of, conversion to or continuation of Eurodollar RateTerm SOFR Loans or of any conversion of Eurodollar RateTerm SOFR Loans to Base Rate Loans, and (ii) on the Business Dayrequested date of any Revolving Borrowing of Base Rate Loans.; provided, however, that if the Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of "Interest Period," the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Revolving Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Revolving Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and the Administrative Agent. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Revolving Borrowing of, conversion to or continuation of Eurodollar RateTerm SOFR Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Revolving Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar RateTerm SOFR Loans, (ii) the requested date of the Revolving Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting

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a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~Term SOFR Loans. If the Borrower requests a Revolving Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a ~~Eurodollar Rate~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~Term SOFR Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar Rate~~Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Revolving Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six Interest Periods in effect at any time.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any

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refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(g) With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each Fronting Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period, to issue Fronted Letters of Credit denominated in Dollars for the account of any Loan Party, and to amend or extend Fronted Letters of Credit previously issued by it, in accordance with subsection (b) below but in each case solely to the extent it has separately and in its sole discretion agreed with the Borrower to do so, and (2) to honor drawings under such Fronted Letters of Credit; and the Lenders severally agree to participate in Fronted Letters of Credit issued for the account of any Loan Party and any drawings thereunder; and (B) each Lender severally agrees, (1) from time to time on any Business Day during the Availability Period, to issue, extend and renew in such Lender's Applicable Percentage under the Facility, Several Letters of Credit denominated in Dollars at the request of and for the account of any Loan Party, in accordance with subsection (b) below (except such Letters of Credit as to which it has advised the Administrative Agent and, if applicable, the L/C Administrator that it is a Participating Bank), and (2) to honor its Applicable Percentage of drawings under the Several Letters of Credit and each Fronting Bank who has agreed to front for a Participating Bank under Several Letters of Credit hereby agrees that it shall be severally (and not jointly) liable for an amount equal to its Applicable Percentage under the Facility plus such Participating Bank's Applicable Percentage under each Several Letter of Credit and each Participating Bank hereby agrees to purchase a risk participation in the obligations of the relevant Fronting Bank under any such Several Letter of Credit in an amount equal to such Participating Bank's Applicable Percentage under the Facility; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Outstandings shall not exceed the Aggregate Commitments, (w) the aggregate Outstanding Amount of the Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans, plus such Lender's Applicable Percentage of

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the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment, (x) the aggregate Outstanding Amount of the Revolving Loans of the Swing Line Lender, plus the Swing Line Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Swing Line Lender's Commitment, (y) the Secured L/C Obligations shall not exceed the Borrowing Base, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by any Loan Party for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Loan Party that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Loan Parties' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Loan Parties may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The Applicable Issuing Party shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, provided that any Letter of Credit may expire after such date (but in any event, no later than the first anniversary of the Maturity Date) (each Letter of Credit with an expiry date after the Letter of Credit Expiration Date (including as a result of any automatic renewal in accordance with Section 2.03(b)(iii)), an "Extended Letter of Credit") with the consent of the Applicable Issuing Party and subject to the requirements of Section 2.03(g); or

(C) such Letter of Credit is to be denominated in a currency other than Dollars.

(iii) Neither any L/C Issuer nor the L/C Administrator shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Person from issuing such Letter of Credit, or any Law applicable to such Person or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Person shall prohibit, or request that such Person refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Person with respect to such Letter of Credit any restriction, reserve or

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capital requirement (for which such Person is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Person any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Person in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such Person related to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the Applicable Issuing Party, such Letter of Credit is in an initial stated amount less than $100,000;

(D) in the case of a Several Letter of Credit, such Letter of Credit is not substantially in the form of Exhibit E (provided that the Applicable Issuing Party may agree to reasonable changes to such form, not adverse to the interests of the Lenders, necessary to satisfy any then applicable requirements of the applicable insurance regulators);

(E) only with respect to (1) a Fronted Letter of Credit or (2) a Several Letter of Credit as to which such Defaulting Lender is a Participating Bank, any Lender is at the applicable time a Defaulting Lender and the Fronting Bank has (or after giving effect to the issuance of such Letter of Credit will have) Fronting Exposure (after giving effect to Section 2.15(c)), unless the Fronting Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Fronting Bank (in its sole discretion) with such Defaulting Lender or the Borrower to eliminate the Fronting Bank's Fronting Exposure (after giving effect to Section 2.15) with respect to such Defaulting Lender arising from either such Letter of Credit or such Letter of Credit and all other L/C Obligations (including as Fronting Bank for a Participating Bank) as to which the Fronting Bank has Fronting Exposure (after giving effect to Section 2.15) as it may elect in its sole discretion; or

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) No Applicable Issuing Party shall amend any Letter of Credit if such Applicable Issuing Party would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The Applicable Issuing Party shall be under no obligation to amend any Letter of Credit if (A) the Applicable Issuing Party would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

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(vi) The L/C Administrator is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Lender (unless such Lender has delivered a Participating Notice which is applicable to such Several Letter of Credit and has not been withdrawn). The L/C Administrator shall use the Applicable Percentage of an L/C Issuer under each Several Letter of Credit provided that the applicable Fronting Bank for such Participating Bank shall be severally (and not jointly) liable for an amount equal to its Applicable Percentage under the Facility plus the Applicable Percentage of each Participating Bank. The L/C Administrator shall not amend any Several Letter of Credit to change the "Commitment Shares" of a Lender or add or delete a Lender liable thereunder unless such amendment is done in connection with an assignment in accordance with Section 10.06, a change in the Lenders and/or the Applicable Percentages under the Facility as a result of any increase in the Aggregate Commitments pursuant to Section 2.14 or any other addition or replacement of a Lender in accordance with the terms of this Agreement or a change in status of a Lender as a Participating Bank. Each Lender hereby irrevocably constitutes and appoints the L/C Administrator its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of the L/C Administrator to issue, execute and deliver, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and to carry out the purposes of this Agreement with respect to Several Letters of Credit. Upon request, each Lender shall execute such powers of attorney or other documents as any beneficiary of any Several Letter of Credit may reasonably request to evidence the authority of the L/C Administrator to execute and deliver such Several Letter of Credit and any amendment or other modification thereto on behalf of the Lenders.

(vii) The Applicable Issuing Party shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Applicable Issuing Party shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Applicable Issuing Party in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the Fronting Bank and the L/C Administrator with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Fronting Bank and the L/C Administrator.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Loan Party delivered to (x) a Fronting Bank, in the case of Fronted Letters of Credit and (y) the L/C Administrator, in the case of Several Letters of Credit (with a copy in each case to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Loan Party. Such Letter of Credit

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Application must be received by the Applicable Issuing Party and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the Applicable Issuing Party may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party: (A) the name of the account party, which shall be the applicable Loan Party; (B) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (C) the amount thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) whether such Letter of Credit shall be an Auto-Renewal Letter of Credit; (I) whether such Letter of Credit is to be a Fronted Letter of Credit or a Several Letter of Credit (and, in the case of Several Letters of Credit, in the event a Lender advises the L/C Administrator that such Lender is a Participating Bank, such Participating Bank's Applicable Percentage of such Several Letter of Credit will be issued by the applicable Fronting Bank); (J) whether such Letter of Credit will be a Secured Letter of Credit or an Unsecured Letter of Credit; and (K) such other matters as the Applicable Issuing Party may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Applicable Issuing Party may require. Additionally, the applicable Loan Party shall furnish to the Applicable Issuing Party and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Applicable Issuing Party or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the Applicable Issuing Party will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from a Loan Party and, if not, the Applicable Issuing Party will provide the Administrative Agent with a copy thereof. Unless the Applicable Issuing Party has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the Applicable Issuing Party shall, on the requested date, issue a Letter of Credit for the account of such Loan Party or enter into the applicable amendment, as the case may be, in each case in accordance with the Applicable Issuing Party's usual and customary business practices. Immediately upon the issuance of each Fronted Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and

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unconditionally agrees to, purchase from the issuing Fronting Bank a risk participation in such Fronted Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage under the Facility times the amount of such Letter of Credit. Immediately upon the issuance of a Several Letter of Credit in which a Fronting Bank has "fronted" for a Participating Bank, such Participating Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, without recourse or warranty, purchase from the issuing Fronting Bank a risk participation in such Several Letter of Credit in an amount equal to the product of such Participating Bank's Applicable Percentage under the Facility times the amount of such Several Letter of Credit.

(iii) If either Loan Party so requests in any applicable Letter of Credit Application, the Applicable Issuing Party may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the Applicable Issuing Party to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving ninety (90) days' (or such lesser number of days specified by the requesting Loan Party in its Letter of Credit Application) prior notice to the beneficiary thereof (the "Nonrenewal Notice Date"). Unless otherwise directed by the Applicable Issuing Party, no Loan Party shall be required to make a specific request to the Applicable Issuing Party for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Applicable Issuing Party to permit the renewal of such Letter of Credit at any time to an expiry date not later than the first anniversary of the Maturity Date; provided, however, that the Applicable Issuing Party shall not permit any such renewal if (A) the Applicable Issuing Party has determined that it would not be permitted, or would have no obligation at such time, to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or (iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.02 (other than the delivery by the Borrower of a Loan Notice) is not then satisfied, and in each such case directing the Applicable Issuing Party not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable Issuing Party will also deliver to the Loan Party requesting the issuance or amendment thereof and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

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(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing (a "Drawing Request") under such Letter of Credit, the Applicable Issuing Party shall notify the Loan Party for whose account such Letter of Credit was issued and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Applicable Issuing Party under a Letter of Credit (each such date, an "Honor Date"), such Loan Party shall reimburse the respective L/C Issuers through the Administrative Agent in immediately available funds in an amount equal to the amount of such drawing. If such Loan Party fails to so reimburse the respective L/C Issuers by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof under the Facility. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section ~~2.02~~Article II for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery by the Borrower of a Loan Notice). Any notice given by the Applicable Issuing Party or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make immediately available funds available to the Administrative Agent for the account of the Applicable Issuing Party at the Administrative Agent's Office in an amount equal to its Applicable Percentage under the Facility of the Unreimbursed Amount not later than 1:00 p.m. on the Honor Date specified in such notice by the Administrative Agent (the "L/C Advance Date"), whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes immediately available funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Applicable Issuing Party. To the extent that immediately available funds are received by the Administrative Agent from the Lenders (or the Fronting Bank on behalf of a Participating Bank) with respect to a Several Letter of Credit prior to 2:00 p.m. on the L/C Advance Date, the Administrative Agent shall notify the L/C Administrator and the L/C Administrator shall promptly make such funds available to the beneficiary of such Several Letter of Credit on such date. To the extent that the L/C Administrator has not delivered funds to any beneficiary of a Several Letter of Credit on behalf of a Lender on the L/C Advance Date, because immediately available funds are received by the Administrative Agent from such Lender: (A) after 2:00 p.m. on the L/C Advance Date, the L/C Administrator shall make such funds available to such beneficiary on the next Business Day; (B) prior to 2:00 p.m. on any Business Day after the L/C Advance Date, the L/C

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Administrator shall make such funds available to such beneficiary on such Business Day; and (C) after 2:00 p.m. on any Business Day after the L/C Advance Date, the L/C Administrator shall make such funds available to such beneficiary on the next Business Day following such Business Day.

Unless the Administrative Agent or L/C Administrator receives notice from a Lender prior to any L/C Advance Date with respect to a Several Letter of Credit that such Lender will not make available as and when required hereunder to the Administrative Agent the amount of such Lender's L/C Advance on such L/C Advance Date, the Administrative Agent and the L/C Administrator may assume that such Lender has made such amount available to the Administrative Agent in immediately available funds on such L/C Advance Date and the L/C Administrator may (but shall not be required), in reliance upon such assumption, make available to the beneficiary of such Several Letter of Credit on such date such Lender's L/C Advance.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced (x) in the case of Fronted Letters of Credit, from the issuing Fronting Bank and (y) in the case of Several Letters of Credit, from the Lenders to the extent that they have provided funds with respect to such Several Letter of Credit pursuant to Section 2.03(c)(ii), from the Fronting Bank to the extent it has made funds available on behalf of a Participating Bank or from the L/C Administrator to the extent it has made funds available on behalf of a Lender pursuant to Section 2.03(c)(ii). L/C Advances shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. Each Lender's or Participating Bank's payment to the Administrative Agent for the account of a Fronting Bank pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Advance and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. Any payment by the Borrower in respect of such L/C Advance shall be made to the Administrative Agent and upon receipt applied by the Administrative Agent in accordance with Section 2.03(d).

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse a Fronting Bank (or the L/C Administrator pursuant to Section 2.03(c)(ii)) for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage under the Facility of such amount shall be solely for the account of the relevant Fronting Bank or the L/C Administrator, as applicable.

(v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the relevant Fronting Bank (or the L/C Administrator pursuant to Section 2.03(c)(ii)) for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and

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shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, any Fronting Bank, the L/C Administrator, any Lender, any Borrower, any beneficiary named in any Letter of Credit, any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting) or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document, (D) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (E) the surrender or impairment of any security for the performance or observance of any of the terms of the Loan Documents, or (F) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Loan Parties to reimburse the respective L/C Issuers for the amount of any payment made by the respective L/C Issuers under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of a Fronting Bank or to the L/C Administrator any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such Fronting Bank or the L/C Administrator, as the case may be (acting through the Administrative Agent, which shall promptly remit to the applicable party amounts recovered for its account), shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Fronting Bank or the L/C Administrator, as the case may be, at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Fronting Bank or the L/C Administrator in connection with the foregoing. A certificate of such Fronting Bank or the L/C Administrator, as the case may be submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the Applicable Issuing Party has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Loan Party or

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otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof under the Facility (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) and in Dollars in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the applicable Fronting Bank or the L/C Administrator in its discretion), each Lender shall pay to the Administrative Agent for the account of such Fronting Bank or L/C Administrator its Applicable Percentage thereof under the Facility on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of each Loan Party to reimburse the respective L/C Issuers for each drawing under each Letter of Credit issued for its account and to repay each related L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Applicable Issuing Party or any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Applicable Issuing Party under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Applicable Issuing Party under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors,

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liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Loan Party who shall have requested a Letter of Credit or an amendment thereto shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Loan Party's instructions or other irregularity, such Loan Party will immediately notify the Applicable Issuing Party. The applicable Loan Party shall be conclusively deemed to have waived any such claim against the Applicable Issuing Party and its correspondents unless such notice is given as aforesaid.

(f) Role of Applicable Issuing Party. Each Lender and the Loan Parties agree that, in paying any drawing under a Letter of Credit, the Applicable Issuing Party shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Applicable Issuing Parties, the Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Applicable Issuing Party shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Loan Parties hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Loan Party's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Applicable Issuing Parties, the Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Applicable Issuing Party shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses or otherwise in this subsection (f) to the contrary notwithstanding, the Loan Parties may have a claim against an L/C Issuer and/or an Applicable Issuing Party and an L/C Issuer and/or an Applicable Issuing Party may be liable to the Loan Parties, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Loan Parties which the Loan Parties prove were caused by such L/C Issuer's and/or the Applicable Issuing Party's willful misconduct or gross negligence or such L/C Issuer's or Applicable Issuing Party's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of

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the foregoing, the Applicable Issuing Party may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and neither the Applicable Issuing Party nor any Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, if an L/C Issuer has honored any full or partial Drawing Request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, the Loan Parties shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Additionally, the Loan Parties shall Cash Collateralize each Extended Letter of Credit (in an amount equal to 103% of the maximum face amount of each Extended Letter of Credit, calculated in accordance with Section 1.06) by the date that is 5 Business Days prior to the Maturity Date (or if such day is not a Business Day, the next preceding Business Day); provided that if the Loan Parties fail to provide such Cash Collateral with respect to any such Extended Letter of Credit by such time, such event shall be treated as a drawing under such Extended Letter of Credit in an amount equal to 103% of the maximum face amount of each such Letter of Credit, calculated in accordance with Section 1.06, which shall be reimbursed (or participations therein funded) in accordance with this Section 2.03, with the proceeds of Loans (or funded participations) being utilized to provide such Cash Collateral for such Letter of Credit (provided that for purposes of determining the usage of the Aggregate Commitment, any such Extended Letter of Credit that has been, or will concurrently be, Cash Collateralized with proceeds of a Loan, the portion of such Extended Letter of Credit that has been (or will concurrently be) so Cash Collateralized will not be deemed to be utilization of the Commitments).

(ii) Sections 2.05(c) and 8.02(c) set forth certain requirements to deliver Cash Collateral in addition to those set forth in Section 2.03(g)(ii). For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit Cash with or deliver Cash to the Administrative Agent (or, with respect to Cash Collateral for Extended Letters of Credit, the Applicable Issuing Party), for the benefit, as applicable, of the Fronting Banks, L/C Issuers or the Lenders, as collateral for the L/C Obligations, or obligations of the Fronting Bank or Lenders to fund or fund participations in respect of Letters of Credit, pursuant to documentation in form and substance satisfactory to the Administrative Agent or the Applicable Issuing Party, as applicable, the Fronting Banks and the L/C Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Loan Parties hereby grant to the Administrative Agent (or, with respect to Cash Collateral for Extended Letters of Credit, the Applicable Issuing Party), for the benefit of the Fronting Banks, L/C Issuers and the Lenders, a

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security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral delivered pursuant to this Section 2.03(g), Section 2.05(c) or Section 8.02(c) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America (or, with respect to Cash Collateral for Extended Letters of Credit, the Applicable Issuing Party).

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Applicable Issuing Party and the applicable Loan Party when a Letter of Credit is issued the rules of the Uniform Customs and Practice for Documentary Credits (UCP 600), as most recently published by the International Chamber of Commerce at the time of issuance, or the ISP, as applicable, shall apply to such Letter of Credit.

(i) Letter of Credit Fees. Each Loan Party shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage under the Facility, in Dollars, a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit issued for such Loan Party's account equal to (i) in the case of Unsecured Letters of Credit, the Applicable Rate (calculated per day) times the daily amount available to be drawn under such Unsecured Letter of Credit and (ii) in the case of Secured Letters of Credit, 0.50% per annum (calculated per day) times the daily amount available to be drawn under such Secured Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to Fronting Bank. Each Loan Party shall pay directly to each Fronting Bank for its own account, a fronting fee with respect to each Fronted Letter of Credit issued for such Loan Party's account by such Fronting Bank, at the rate per annum agreed to between the Borrower and such Fronting Bank, calculated based on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand (it being understood that each Fronting Bank will invoice the Loan Parties directly for amounts due under this Section 2.03(j)). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Loan Parties shall pay directly to the Applicable Issuing Party, for its own account, the customary issuance, presentation,

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amendment and other processing fees, and other standard costs and charges, of the Applicable Issuing Party relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Several L/C Fronting Fee. The applicable Fronting Bank shall be paid a fronting fee (the "Several L/C Fronting Fee") computed on the risk participation purchased by each Participating Bank from such Fronting Bank with respect to each Several Letter of Credit at the rate per annum agreed among such Participating Bank, the Fronting Bank and the Loan Parties. Such fee (or portions thereof, as applicable) shall be payable by the Participating Bank and/or the Loan Parties as may be agreed. Unless otherwise agreed among, as applicable, a Loan Party, the Fronting Bank, the Participating Bank and the Administrative Agent, the Several L/C Fronting Fee shall be paid quarterly in arrears and each Fronting Bank will invoice the applicable party or parties for any Several L/C Fronting Fees owed to it.

(l) Redesignation of Letters of Credit. Each Loan Party may from time to time, in its sole discretion, but subject to the provisions of this Section, elect to redesignate as an Unsecured Letter of Credit a Letter of Credit which was initially issued as a Secured Letter of Credit issued for such Loan Party's account. Such redesignation shall be accomplished by the delivery of written notice from such Loan Party to the Administrative Agent at least five (5) Business Days in advance of the date upon which such redesignation is requested to become effective, which notice shall identify the applicable Letter of Credit, shall certify that no Default has occurred and is continuing and shall contain such other information and be in such form as the Administrative Agent may reasonably request. The Administrative Agent shall give prompt notice of its receipt of any such request to the Lenders. The Administrative Agent, in reliance upon such request and certification shall (unless any Lender shall have notified the Administrative Agent in writing that a Default exists) release from the Collateral Account Eligible Collateral having in the aggregate Adjusted Fair Market Value equal or approximately equal to the amount of L/C Obligations associated with such Letter of Credit; provided, however, that in no event shall the Administrative Agent release Eligible Collateral to the extent that, after giving effect to such release, the Borrowing Base would be less than the amount of outstanding Secured L/C Obligations. From and after the date of such release, the applicable Letter of Credit shall be deemed to be an Unsecured Letter of Credit for all purposes hereof, including without limitation for purposes of determining the amount of the Letter of Credit Fee payable with respect thereto pursuant to Section 2.03(i).

(m) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(n) Existing Letters of Credit. The Loan Parties, the L/C Administrator and the Lenders agree that, as of the Effective Date, (i) each Existing Letter of Credit described on Schedule 2.03 which is a Several Letter of Credit issued for the account of any Loan Party under the Existing Credit Agreement and which remains outstanding as of the Effective Date (as amended as contemplated by Section 4.01(f)) shall (A) be deemed issued and continued under this Agreement as of the Effective Date as a "Several Letter

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of Credit" all as set forth on such schedule and (B) shall constitute a "Several Letter of Credit" for all purposes hereof and (ii) each of the Existing Letters of Credit described on Schedule 2.03 which is a Fronted Letter of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Fronted Letter of Credit issued and outstanding hereunder, provided that the L/C Exposure in respect of any Fronted Letters of Credit shall be automatically reallocated among the Lenders as of the Effective Date based on their Applicable Percentage after giving effect to the Effective Date.

(o) Upon a Lender becoming a Participating Bank, it shall (i) promptly deliver a Participating Notice to the Borrower, the Administrative Agent and the L/C Administrator and (ii) use its commercially reasonable efforts to cause a Lender which is not a Participating Bank to act as a Fronting Bank for such Participating Bank with respect to Several Letters of Credit.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment and (iii) the aggregate Outstanding Amount of the Revolving Loans of the Swing Line Lender, plus the Swing Line Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Swing Line Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage under the Facility times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing

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Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for a Revolving Loan for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to

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the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make

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such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.04, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when (i) any other Lender is a Defaulting Lender and (ii) the Swing Line Lender has (or after giving effect to the making of such Swing Line Loan would have) Fronting Exposure (after giving effect to Section 2.15(c)), unless the Swing Line Lender has entered into arrangements (which may include Cash Collateralization) with the Borrower or such Defaulting Lender which are satisfactory to the Swing Line Lender to eliminate the Swing Line Lender's Fronting Exposure (after giving effect to Section 2.15(c)) with respect to any such Defaulting Lender.

2.05 Prepayments.

(a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) ~~three~~two (~~3~~2) Business Days prior to any date of prepayment of ~~Eurodollar Rate~~Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of ~~a Eurodollar Rate~~any Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Loan, any additional amounts required

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pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $250,000 or in such lesser principal amount as may be outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

2.06 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage of the Facility. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

(b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date seven (7) days after such Loan is made and (ii) the Maturity Date.

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2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each ~~Eurodollar Rate~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (x) the Highest Lawful Rate and (y) ~~the Eurodollar Rate~~Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (x) the Highest Lawful Rate and (y) the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (x) the Highest Lawful Rate and (y) the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the lesser of (x) the Default Rate and (y) the Highest Lawful Rate, to the fullest extent permitted by Applicable Law.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the lesser of (x) the Default Rate and (y) the Highest Lawful Rate, to the fullest extent permitted by Applicable Law.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the lesser of (x) the Default Rate and (y) the Highest Lawful Rate, to the fullest extent permitted by Applicable Law.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage under the Facility, a facility fee ("Facility Fee") equal to the Applicable Rate (calculated per day) times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments

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have terminated, on the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations), regardless of usage. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the Maturity Date (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to the Joint Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to ~~the Eurodollar Rate~~Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Loan Parties and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Loan Parties hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the

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accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note in the applicable form, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent's Clawback.

(a) General. All payments to be made by the Loan Parties shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Loan Parties hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment with respect to principal and interest on Loans in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m., shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing of Term SOFR Loans (or, in the case of any Revolving Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Revolving Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section ~~2.02~~Article II (or, in the case of a Revolving Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section Article II) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative

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Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Revolving Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Revolving Loan included in such Revolving Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) Payments by Loan Parties; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from any Loan Party prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, a Fronting Bank or an L/C Issuer that the Loan Parties will not make such payment, the Administrative Agent may assume that the Loan Parties have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, such Fronting Bank or such L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or an L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the "Rescindable Amount"): (1) the Loan Parties have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Loan Parties (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders, Fronting Banks and L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Person, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or a Loan Party with respect to any amounts owing under subsections (b) and (c) shall be conclusive, absent manifest error.

(d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit

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Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund Several Letters of Credit, to purchase and fund participations in Fronted Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any Several Letter of Credit, to purchase and fund such participations or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 10.04(c).

(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Loan Parties pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations or Swing Line Loans

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to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent, the Borrower may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $250,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 and (ii) the Borrower may make a maximum of two such requests in any calendar year.

(b) Proposed Lenders. Any proposed increase in the Aggregate Commitments may be requested from existing Lenders, new prospective lenders (which are Persons which would be permitted to be assignees pursuant to Section 10.06 and are approved by the Administrative Agent, the L/C Administrator, the Fronting Banks and the Swing Line Lender, which approvals shall not be unreasonably withheld), or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, the lead arranger(s) thereof and/or the Borrower, provided that any incremental Commitment provided by a Person not already a Lender shall be in a principal amount of $5,000,000 or an integral multiple of $500,000 in excess thereof. Any Lender approached to provide all or a portion of the incremental Commitment may elect or decline, in its sole discretion, to provide an incremental Commitment.

(c) Notification by Administrative Agent; Additional Lenders. If the Aggregate Commitments are to be increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As of the Increase Effective Date, the Credit Agreement shall be amended to reflect the new or incremental Commitments of the Lenders or other Persons providing such incremental Commitments. Such amendment shall be executed and delivered by the Administrative Agent, the Loan Parties and each Lender and other Person providing such incremental Commitments without the consent of any other party and shall be binding on all parties hereto. Such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the

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resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. Any increase of the Aggregate Commitments pursuant to this Section shall also be subject to receipt by the Administrative Agent from the Loan Parties of such supplemental certificates and other customary documents as the Administrative Agent may reasonably request.

(e) Reallocation Upon Increase. On the Increase Effective Date the outstanding Revolving Loans and Applicable Percentages of Swing Line Loans and L/C Obligations will be reallocated by the Administrative Agent among the Lenders (including any new Lenders) in accordance with their revised Applicable Percentages under the Facility (and the Lenders (including any new Lenders) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.05 in connection with such reallocation as if such reallocation were a repayment).

(f) Revised Percentages and Letter of Credit Amendments. The Administrative Agent shall promptly notify the Lenders of the new Applicable Percentages under the Facility after giving effect to each increase in the Aggregate Commitments pursuant hereto. Promptly after the date of each such increase, the L/C Administrator shall amend the outstanding Several Letters of Credit to reflect the new "Commitment Share" of each Lender (including any new Lenders) and prior to the date a Several Letter of Credit has been amended to give effect to such new "Commitment Share", each new Lender shall be deemed to irrevocably and unconditionally purchase from each Lender who has issued such Several Letter of Credit, a risk participation in such Several Letter of Credit in an amount such that after giving effect to such purchase, each Lender (including any new Lender) has its Applicable Percentage of such Several Letter of Credit.

(g) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.15 Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

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(a) Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of "Required Lenders" and in Section 10.01.

(b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 10.04), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Administrative Agent or L/C Administrator hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender (including amounts owed in its capacity as a Participating Bank) to the Fronting Banks and/or the Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by a Fronting Bank and/or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Loan or Fronted Letter of Credit or Several Letter of Credit as to which it is a Participating Bank; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan or Cash Collateralization of any Several Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans or Several Letters of Credit under this Agreement; sixth, to the payment of any amounts owing to the Administrative Agent, the Lenders, the Fronting Banks or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent, any Lender, any Fronting Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Loans or funded participations in Swing Line Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Loans or funded participations in Swing Line Loans or Letters of Credit were made at a time when the conditions set forth in Section 4.01 or 4.02, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Swing Line Loans or Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or funded participations in Swing Line Loans or Letters of Credit owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender

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or to post Cash Collateral pursuant to this Section 2.15(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto.

(c) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swing Line Loans or Fronted Letters of Credit pursuant to Section 2.04 and Section 2.03(c), respectively, the "Applicable Percentage" of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender the conditions set forth in Section 4.02(b) (as if a new Letter of Credit were being requested) and Section 4.02(c) are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (ii) the aggregate obligation of each non-Defaulting Lender to issue, acquire, refinance or fund participations in Fronted Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Loans of that Lender. Solely to the extent that a Defaulting Lender is a Participating Bank with respect to any Several Letter of Credit, the foregoing provisions with respect to the obligations of non-Defaulting Lenders to acquire or fund participations in Fronted Letters of Credit from the Fronting Bank for such Fronted Letter of Credit shall be applicable mutatis mutandis to the determination of their obligations to acquire or fund participations in such Several Letter of Credit from the Lender which acted as Fronting Bank for such Defaulting Lender with respect to such Several Letter of Credit (i.e., subject to the proviso above, the non-Defaulting Lenders shall be obligated to acquire or fund such participations from the applicable Fronting Bank to the extent of their Applicable Percentages (as adjusted hereby) of the obligations of such Defaulting Lender to the applicable Fronting Bank in respect of such Several Letter of Credit).

(d) Cash Collateral for Letters of Credit. Promptly on demand by the Fronting Banks or the Administrative Agent from time to time, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure with respect to the Fronting Banks (after giving effect to Section 2.15(c)) on terms reasonably satisfactory to the Administrative Agent and the Fronting Banks. Any such Cash Collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Fronting Banks) for the payment and performance of each Defaulting Lender's Applicable Percentage of outstanding L/C Obligations. Moneys in such account shall be applied by the Administrative Agent to reimburse the Fronting Banks immediately for each Defaulting Lender's Applicable Percentage of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Borrower (including, without limitation, through a Loan) or such Defaulting Lender.

(e) Prepayment of Swing Line Loans. Promptly on demand by the Swing Line Lender or the Administrative Agent from time to time, the Borrower shall prepay

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Swing Line Loans in an amount of all Fronting Exposure with respect to the Swing Line Lender for which Cash Collateralization or other credit support acceptable to the Swing Line Lender shall not have been provided (after giving effect to Section 2.15(c)).

(f) Certain Fees. For any period during which such Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any Facility Fee pursuant to Section 2.09(a) in respect of any unutilized portion of the Commitment of such Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender), and (ii) shall not be entitled to receive any Letter of Credit commissions pursuant to Section 2.03(i) otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral or other credit support arrangements satisfactory to the Fronting Banks pursuant to Section 2.15(d), but instead, the Borrower shall pay to the non-Defaulting Lenders the amount of such Letter of Credit commissions in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(c), with the balance of such fee, if any, payable to the applicable Fronting Bank for its own account.

(g) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the Fronting Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(c)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.

2.16 Extension of Maturity Date.

(a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 35 days prior to the first anniversary of the Effective Date and the second anniversary of the Effective Date, (each an "Extension Date"), request that each Lender extend such Lender's Maturity Date for an additional one-year period from the Maturity Date then in effect hereunder (the "Existing Termination Date").

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(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is ten (10) Business Days after receipt of notice from the Administrative Agent of the Borrower's request for an extension (the "Notice Date"), advise the Administrative Agent whether or not such Lender agrees to such extension (each such Lender that determines to so extend its Maturity Date, being an "Extending Lender" and each Lender that determines not to so extend its Maturity Date, being a "Non-Extending Lender"). In the event that a Lender that does not so advise the Administrative Agent on or before the Notice Date such Lender shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender's determination under this Section no later than the date 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. If (and only if) the Required Lenders have agreed to extend the Maturity Date then in effect hereunder, the Borrower shall have the right at any time prior to the date 30 days prior to the existing Maturity Date applicable to any Non-Extending Lender to replace such Non-Extending Lender with, and add as "Lenders" under this Agreement, one or more Persons which would be permitted assignees pursuant to Section 10.06 (each, an "Additional Commitment Lender") in accordance with the provisions contained in Section 10.06, each of which Additional Commitment Lenders shall have entered into an Assignment Agreement pursuant to which such Additional Commitment Lender shall, effective as of the date of the Assignment Agreement, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) the Required Lenders have agreed so to extend the Maturity Date then in effect hereunder as described in this Section 2.16, then, effective as of such Extension Date, the Maturity Date of each Extending Lender and each Additional Commitment Lender shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such date shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement; provided, however, that there shall be no change in the Maturity Date of any Non-Extending Lender that has not been replaced by an Additional Commitment Lender (each a "Non-Replaced Lender").

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

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(ii) the representations and warranties contained in Article V shall be true and correct in all material respects (or, if any such representation or warranty is qualified by materiality or Material Adverse Effect, shall be true and correct in all respects) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (or, if any such representation or warranty is qualified by materiality or Material Adverse Effect, shall have been true and correct in all respects) on and as of such earlier date;

(iii) since the later of the date of the financial statements most recently (as of the Notice Date for the applicable extension) available under Section 6.01(a) or (b) or the date of the most recent (as of the Notice Date for the applicable extension) current report on Form 8-K filed by the Borrower with the Securities and Exchange Commission, no event, circumstance or development shall have occurred that constitutes, has had or could reasonably be expected to constitute or to have a Material Adverse Effect;

(iv) the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer or treasurer as to the satisfaction of conditions (i)-(iii) immediately above on the date of the applicable extension; and

(v) on the Maturity Date of each Non-Replaced Lender, the Borrower shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to repay, nonratably, the Loans of such Non-Replaced Lenders and the Commitment of such Non-Replaced Lenders shall be terminated. The Applicable Percentages of the remaining Lenders shall be revised as of such date.

(g) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.

2.17 ESG Amendment. After the Effective Date, the Borrower, in consultation with the Sustainability Coordinator, shall be entitled to establish specified key performance indicators ("Key Performance Indicators") with respect to certain Environmental, Social and Governance ("ESG") targets of the Borrower and its Subsidiaries. The Sustainability Coordinator and the Borrower may amend this Agreement (such amendment, the "ESG Amendment") solely for the purpose of incorporating the Key Performance Indicators and other related provisions (the "ESG Pricing Provisions") into this Agreement, and any such amendment shall become effective upon the consent of the Required Lenders, the Borrower and the Sustainability Coordinator. Upon effectiveness of any such ESG Amendment, based on the Borrower's performance against the Key Performance Indicators, certain adjustments to the Applicable Rate for the Facility Fee, Letter of Credit commission, Base Rate Loans and ~~Eurodollar Rate~~Term SOFR Loans may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease of more than (a) 1.00 basis point in the Applicable Rate for the Facility Fee and/or (b) 4.00 basis points in the Applicable Rate for Base Rate Loans, Applicable

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Rate for ~~Eurodollar Rate~~Term SOFR Loans or Applicable Rate for the Letter of Credit commission, in each case, determined based upon the Debt Ratings established or deemed to have been established by Moody's and S&P on the effective date of the ESG Amendment, provided that in no event shall the Applicable Rate be less than zero. The pricing adjustments pursuant to the Key Performance Indicators will require, among other things, reporting and validation of the measurement of the Key Performance Indicators in a manner that is aligned with the Sustainability Linked Loan Principles (as published in May 2020 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) as agreed upon by the Borrower and the Sustainability Coordinator (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the Applicable Rate for the Facility Fee, Letter of Credit commission, Base Rate Loans ~~and Eurodollar Rate~~Term SOFR Loans to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Required Lenders.

2.18 Sustainability Coordinator. The Sustainability Coordinator will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Defined Terms. For purposes of this Section 3.01, the term "Lender" includes any L/C Issuer and the term "Applicable Law" includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law,

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or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01(f), such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without

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withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under

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Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such

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Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party's obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund ~~Eurodollar Rate Loans~~Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon ~~the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~SOFR or Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent (which notice shall state in reasonable detail the reasons therefor together with a statement that other borrowers with similar ~~Eurodollar Rate~~Term SOFR Loans are being treated similarly), (a) any obligation of such Lender to make or continue

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~~Eurodollar Rate~~Term SOFR Loans or to convert Base Rate Loans to ~~Eurodollar Rate~~Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar Rate~~Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Rate~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar Rate Loans~~Term SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03 Inability to Determine Rates.

~~.~~

(a) If in connection with any request for a ~~Eurodollar Rate~~Term SOFR Loan or a conversion ~~to or~~of Base Rate Loans to Term SOFR Loans or a continuation ~~thereof~~of any such Loans, as applicable, (i) the Administrative Agent determines ~~that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan~~(which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i)of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining ~~the Eurodollar Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate Loan~~Term SOFR Loan for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan ~~(in each case with respect to this clause (i), "Impacted Loans")~~, or (ii) the Administrative Agent or the Required Lenders determine that for any reason ~~the Eurodollar Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate~~ Loan does not adequately and fairly reflect the cost to such Lenders of funding such ~~Eurodollar Rate~~ Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurodollar~~Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended~~,~~ (to the extent of the

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%&'()*+&,* affected Eurodollar RateTerm SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar RateTerm SOFR component of the Base Rate, the utilization of the Eurodollar RateTerm SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent fB=L$ CD$ GQ1$ \2I1$ BJ$ 2$ F1G1=;CD2GCBD$ <V$ GQ1$ A1j:C=1F$ N1DF1=I F1I\=C<1F$ CD$ \32:I1$fCCg$ BJ GQCI 61\GCBD (/)(f2gL$ :DGC3$ GQ1$ ?F;CDCIG=2GC,1$ ?E1DG$ :KBD CDIG=:\GCBD$BJ$GQ1$A1j:C=1F$N1DF1=Ig revokes such notice. Upon receipt of such notice, (I) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar RateTerm SOFR Loans (to the extent of the affected Eurodollar RateTerm SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (II) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period. f<g Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section (/)(f2g, the Administrative Agent, in consultation with the Borrower and Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section (/)(f2g, (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof. f\g 9BGRCGQIG2DFCDE 2DVGQCDE$ GB$ GQ1$ \BDG=2=V$ Q1=1CD$ B=$ CD$ 2DV$ BGQ1=$ NB2D 0B\:;1DG> f<g Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary In this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: fCg 2F1j:2G1$ 2DF$ =12IBD2<31$;12DI$FB$DBG$1eCIG$ JB=$2I\1=G2CDCDE$BD1 ;BDGQL$ GQ=11$ ;BDGQ$ 2DF$ ICe$ ;BDGQ$ CDG1=1IG$ K1=CBFI$ BJ$ S1=;$ 6OHAL$ CD\3:FCDEL RCGQB:G$ 3C;CG2GCBDL$ <1\2:I1$ GQ1$ S1=;$ 6OHA$ 6\=11D$ A2G1$ CI$ DBG$ 2,2C32<31$ B=

published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the "Scheduled Unavailability Date");

(i) On March 5, 2021 the Financial Conduct Authority ("FCA"), the regulatory supervisor of LIBOR's administrator ("IBA"), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposesThen, on a date and time determined by the Administrative Agent (any such date, the "Term SOFR Replacement Date"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings with Daily Simple SOFR *plus* the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. (the "Successor Rate").

If the Benchmark ReplacementSuccessor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

(ii) (A) Upon (1) the occurrence of a Benchmark Transition Event or (2) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such

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Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(B) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower's receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and

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agented in the united States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a "Successor Rate". Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0.00%), the Successor Rate will be deemed to be zero percent (0.00%) for the purposes of this Agreement and the other Loan Documents.

~~(iv)~~ In connection with the implementation ~~and administration of a Benchmark Replacement~~of a Successor Rate, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement~~.~~; provided that, with respect to any such amendment effected, the Administrative shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

~~(v) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).~~

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(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or any Fronting Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Fronting Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar RateTerm SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Fronting Bank or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Fronting Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Fronting Bank or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Fronting Bank or other Recipient, the Borrower shall promptly pay to any such Lender, such Fronting Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Fronting Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Fronting Bank determines that any Change in Law affecting such Lender or such Fronting Bank or any Lending Office of such Lender or such Lender's or such Fronting Bank's holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the

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rate of return on such Lender's or such Fronting Bank's capital or on the capital of such Lender's or such Fronting Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Fronting Bank, to a level below that which such Lender or such Fronting Bank or such Lender's or such Fronting Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Fronting Bank's policies and the policies of such Lender's or such Fronting Bank's holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Fronting Bank the Borrower shall promptly pay to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank or such Lender's or such Fronting Bank's holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or any Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or such Fronting Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Loan Parties shall (i) include a written explanation of such additional cost or reduction and a statement that such costs affect other borrowers of such Lender or such Fronting Bank who are similarly situated and (ii) be conclusive absent manifest error. The Loan Parties shall pay such Lender or such Fronting Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Fronting Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or such Fronting Bank's right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender or such Fronting Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Fronting Bank, as the case may be, notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Fronting Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

~~(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a~~

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~~Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.~~

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a ~~Eurodollar Rate~~Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.~~

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) any Loan Party is required to pay any additional amount to any Lender

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or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iii) any Lender that was an NAIC Approved Bank on the date it became a party to this Agreement ceases to be an NAIC Approved Bank and has failed to obtain a Fronting Bank as contemplated by Section 2.03(o), the Borrower may replace such Lender in accordance with Section 10.13, in any case upon notice to such Lender and the Administrative Agent.

3.07 Survival. All of the Loan Parties' obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Effective Date. This Agreement shall become effective on the date that each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 10.01):

(a) The Administrative Agent's receipt of the following, each of which shall be originals, telecopies, facsimile, ".pdf" or other electronically transmitted copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, in such number as the Administrative Agent shall request;

(ii) a Revolving Note executed by the Borrower in favor of each Lender requesting a Revolving Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in such jurisdictions as the Administrative Agent may reasonably request;

(v) (A) a favorable opinion of McAfee & Taft, outside counsel to the Borrower, (B) a favorable opinion of R. Brian Mitchell, executive vice president and general counsel of the Borrower, (C) a favorable opinion of Appleby

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(Bermuda) Limited, special Bermuda counsel to TMK and (D) a favorable opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the enforceability of this Agreement and the Notes under the laws of the State of New York, each addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent or the Required Lenders may reasonably request;

(vi) a certificate of a Responsible Officer or Secretary of each Loan Party either (A) attaching copies of all consents, licenses and regulatory or other approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.01(d) and (e) and Sections 4.02(b) and (c) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) the current Debt Ratings.

(viii) evidence that prior to or concurrently with the Effective Date (A) all accrued and unpaid interest and fees outstanding under the Existing Credit Agreement have been paid in full and (B) all outstanding letters of credit issued under the Existing Credit Agreement are being (i) surrendered for cancellation or (ii) amended and/or continued, as applicable, pursuant to Section 2.03(n) hereof;

(ix) a duly completed compliance certificate as of June 30, 2021 in form satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower and evidencing compliance as of such date with Section 7.07 hereof; and

(x) except as the Administrative Agent and the Borrower shall otherwise agree, the Administrative Agent shall have received evidence (which the Borrower shall deliver) in the form of the most current "Bank List" of banks approved by the NAIC, that each Lender is an NAIC Approved Bank; and

(xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Swing Line Lender, the L/C Administrator, or the Required Lenders reasonably may require.

(b) Any fees required to be paid on or before the Effective Date shall have been paid.

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(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date.

(d) There shall not have occurred a material adverse change (i) in the business, assets, properties, liabilities (actual or contingent), operations, conditions (financial or otherwise) or prospects of either of the Loan Parties, or the Borrower and its Subsidiaries, taken as a whole, since December 31, 2020 or (ii) in the facts and information regarding such entities as represented by the Borrower or any of its Subsidiaries, or any representatives of any of them, to date.

(e) The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

(f) Each Several Letter of Credit described on Schedule 2.03 shall have been (or shall substantially contemporaneously be) amended to remove, as applicable, the Existing Lenders as issuers thereof and to reflect as the issuers thereof the Lenders in accordance with their Applicable Percentages as reflected on Schedule 2.01 hereto and Bank of America as the L/C Administrator (or shall have been cancelled without a drawing thereon).

(g) (i) Upon the reasonable request of any Lender made at least 5 days prior to the Effective Date, each Loan Party shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 3 days prior to the Effective Date and (ii) at least 5 days prior to the Effective Date, if any Loan Party qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, it shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) is subject to the following conditions precedent:

(a) The Effective Date shall have occurred.

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(b) The representations and warranties of the Borrower and each other Loan Party contained in Article V (other than the representation in Section 5.05(d) and Section 5.06 solely with respect to a Revolving Borrowing or Swing Line Borrowing occurring after the Effective Date) or any other Loan Document, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(c) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(d) The Administrative Agent and, if applicable, the Applicable Issuing Party or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(e) If a Secured Letter of Credit is being requested, (i) the Borrower shall have executed a Security Agreement and Control Agreement and the Administrative Agent shall have received such resolutions, certificates and opinions with respect thereto as the Administrative Agent may reasonably request and (ii) the Administrative Agent shall have received a Borrowing Base Certificate calculated as of the most recent Business Day in accordance with the requirements hereof and demonstrating compliance with Section 6.13.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Significant Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case

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referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither Loan Party is an Affected Financial Institution.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case under this clause (iii), to the extent required to be reflected thereon pursuant to GAAP.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2021, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their

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results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries not disclosed on the most recent financial statements referred to in either clauses (a) or (b), as applicable, of this Section 5.05, including liabilities for taxes, material commitments and Indebtedness.

(d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, including self-insurance for certain portions of workers compensation to the extent customary.

5.10 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person other than another Loan Party or a Subsidiary thereof.

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5.11 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412, 430 or 431 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Loan Party or any ERISA Affiliate has failed to meet the applicable requirements under the Pension Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.12 Subsidiaries; Equity Interests. As of the Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Borrower in the amounts specified on Part (a) of Schedule 5.12 free and clear of all Liens. As of the Effective Date, the Borrower has no equity investments in any other corporation or entity in excess of 5% of the Equity Interests of such corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.12. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and non-assessable. As of the Effective Date, TMK does not have any Subsidiaries.

5.13 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the

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meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Loan Party and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

5.14 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Effective Date, all of the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.15 Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16 Insurance Licenses. As of the Effective Date, Schedule 5.16 lists all of the jurisdictions in which any Significant Insurance Subsidiary holds active Licenses and is authorized to transact insurance business. No License of any Significant Subsidiary in any jurisdiction is the subject of a proceeding for suspension or revocation, there is no sustainable basis for such suspension or revocation, and to each Loan Party's best knowledge, no such suspension or revocation has been threatened by any Governmental Authority. Schedule 5.16 also indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to engage with respect to each License therein listed as of the Effective Date. As of the Effective

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Date, none of the Insurance Subsidiaries transacts any insurance business, directly or indirectly, in any state other than those enumerated in Schedule 5.16.

5.17 First Priority Interest. The Administrative Agent, for the benefit of itself, the Fronting Banks, the L/C Issuers, the L/C Administrator and the Lenders, has a first priority perfected security interest in the Collateral, if any, pledged by each Loan Party pursuant to this Agreement (if ever) or any applicable Security Agreement.

5.18 OFAC; Anti-Corruptions Laws.

(a) No Loan Party, nor any of its Subsidiaries, nor, to the knowledge of such Loan Party and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC's List of Specially Designated Nationals or HMT's Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. Each Loan Party and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(b) Each Loan Party and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.19 Covered Entities. No Loan Party is a Covered Entity.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements

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to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, substantive management letters or substantive recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(c) promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

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(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or any other Governmental Authority) concerning any material investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f) within (i) ninety (90) days after the close of each fiscal year of each Significant Insurance Subsidiary, copies of the Annual Statement of each of the Significant Insurance Subsidiaries, as certified by the president, secretary and treasurer of and the actuary for each such Significant Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Significant Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and (ii) one hundred eighty (180) days after the close of each fiscal year of each Significant Insurance Subsidiary, copies of the certification by independent certified public accountants reasonably acceptable to the Administrative Agent if so required by any Governmental Authority with respect to such Annual Statements;

(g) within sixty (60) days after the close of each fiscal quarter of each Significant Insurance Subsidiary, copies of the Quarterly Statement of each of the Significant Insurance Subsidiaries, as certified by the president, secretary and treasurer of and the actuary for each such Significant Insurance Subsidiary and prepared on the NAIC quarterly statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein;

(h) promptly upon any Loan Party's receipt thereof, copies of reports or valuations prepared by any Governmental Authority or actuary in respect of any action or event which has resulted in the reduction by 5% or more in the capital and surplus of any Insurance Subsidiary;

(i) promptly and in any event within ten (10) days after learning thereof, notification of any decrease after the date hereof in the rating given by A.M. Best & Co. in respect of any Insurance Subsidiary;

(j) with each Letter of Credit Application for a Secured Letter of Credit and within ten (10) Business Days after the end of each calendar month when a Secured Letter of Credit is in place, a Borrowing Base Certificate executed by a Responsible Officer. For purposes of such report and of completing the Borrowing Base Certificate required under this Section 6.02(j), Eligible Collateral shall be valued based on its Fair

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Market Value as at the last Business Day of the calendar month for which such report or Borrowing Base Certificate is being delivered;

(k) promptly, at the reasonable request of the Administrative Agent at any time any Secured Letter of Credit is outstanding, a Borrowing Base Certificate for any given Business Day executed by a Responsible Officer of the Borrower;

(l) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(m) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Arrangers will make available to the Lenders and Fronting Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials

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"PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Arrangers, the L/C Administrator and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Joint Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority, including any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all Applicable Laws, (iii) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally), (iv) any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority or (v) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case, that, individually or collectively, has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies and practices by the Borrower or any Subsidiary; and

(e) of any announcement by Moody's or S&P of any change or possible change in a Debt Rating;

Each notice pursuant to this Section (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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6.04 Payment of Taxes. Pay and discharge as the same shall become due and payable, all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its Property and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as the case may be, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public

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accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

~~Use of Proceeds~~**Use of Proceeds**. Use the proceeds of the Credit Extensions for general corporate purposes, including, without limitation, the issuance of letters of credit for the benefit of ceding insurance companies which are Subsidiaries of the Borrower, not in contravention of any Law or of any Loan Document.

6.12 Further Assurances. At any time or from time to time upon reasonable request by the Administrative Agent, the Borrower shall or shall cause any of the Borrower's Subsidiaries to execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the foregoing, promptly upon the request of the Administrative Agent, each Loan Party shall execute, acknowledge, deliver and record and do any and all such further acts and deeds as the Administrative Agent may reasonably request from time to time in order to ensure that the Secured L/C Obligations (or, as applicable, other Obligations) are secured by a first priority perfected interest in the assets of the applicable Loan Party stated to be pledged to secure such Secured L/C Obligations (or, as applicable, other Obligations) pursuant to the applicable Security Agreement and to perfect and maintain the validity, effectiveness and priority of the Security Agreement and the Liens intended to be created thereby. Notwithstanding any provision of a Control Agreement to the contrary, without the prior written consent of the Administrative Agent, no Loan Party shall give directions or entitlement orders, as applicable, to Bank of America to make a delivery to any Loan Party or any other Person of assets or properties (other than dividends and interest on the Eligible Collateral) from the Collateral Account except in connection with the sale, investment or reinvestment of Eligible Collateral the proceeds of which will be deposited into the Collateral Account. The Administrative Agent, on behalf of the Lenders, agrees that provided (a) no Default exists and is continuing and (b) after giving effect to the proposed delivery, the Borrowing Base is equal to or in excess of the Secured L/C Obligations, the Administrative Agent shall consent to any such delivery within one Business Day after such request.

6.13 Collateral Requirements. The Borrower shall cause there to be Eligible Collateral of the Borrower in the Collateral Account such that the Borrowing Base is at all times equal to or greater than the Secured L/C Obligations. If at any time the Secured L/C Obligations exceed the Borrowing Base, the Borrower shall as promptly as possible (and in any event within two (2) Business Days) deposit into the Collateral Account Eligible Collateral of the Borrower or reduce the Secured L/C Obligations, or a combination of the foregoing, in an amount sufficient to eliminate such excess.

6.14 Conduct of Insurance Business. Cause each Significant Insurance Subsidiary to (a) carry on or otherwise be associated with the business of a licensed insurance carrier and (b) do all things necessary to renew, extend and continue in effect all Licenses which may at any

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time and from time to time be necessary for such Significant Insurance Subsidiary to operate its insurance business in compliance with all Applicable Laws; provided, however, that any such Significant Insurance Subsidiary may withdraw from one or more states as an admitted insurer or change the state of its domicile, if such withdrawal or change is in the best interests of the Borrower and such Significant Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect. TMK will (a) only provide reinsurance to Ceding Companies, (b) only engage in the insurance business in which it is engaged or licensed as of the Effective Date, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of formation, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for it to operate its insurance business in compliance with all Applicable Laws. TMK will not change its jurisdiction of domicile without the prior written consent of the Required Lenders. The Borrower will cause TMK to be and remain a Wholly-Owned Subsidiary and to be at all times Solvent.

6.15 Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

7.01 Liens. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than: (a) Liens pursuant to any Loan Document, (b) Liens securing loans, funding agreements and guaranteed investment contracts entered into by to any Insurance Subsidiary with any FHLB pursuant to a membership in such FHLB in the ordinary course of business in the aggregate principal amount not to exceed $1,500,000,000 at any time outstanding and (c) other Liens securing Indebtedness, the sum of which Indebtedness plus all Indebtedness permitted pursuant to Section 7.02(g) shall not exceed $400,000,000 in aggregate principal amount.

7.02 Subsidiary Indebtedness. The Borrower shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness for borrowed money or any obligations of such Subsidiary evidenced by bonds, debentures, notes, loan agreements or other similar instruments, other than (a) Indebtedness pursuant to any Loan Document, (b) unsecured Indebtedness of any Subsidiary owing to the Borrower or unsecured Indebtedness (including Guarantees) of any Subsidiary owing to another Subsidiary of the Borrower, (c) unsecured Indebtedness of any Subsidiary of the Borrower outstanding at the time such Subsidiary is acquired by the Borrower or any other Subsidiary of the Borrower, including

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amendments thereof (provided that such Indebtedness shall have not been created in contemplation of or in connection with such Person becoming a Subsidiary, the amount thereof is not thereafter increased and the obligor of such Indebtedness is not thereafter changed), (d) unsecured Indebtedness of any Subsidiary of the Borrower that is a special purpose finance entity that does not own any assets (other than those assets consistent with its limited purpose status) and that does not loan the proceeds of such Indebtedness to another Subsidiary, (e) unsecured Indebtedness of any Subsidiary of the Borrower constituting letters of credit issued for insurance regulatory purposes (including, for the avoidance of doubt, for reserve credit and required solvency ratio purposes) and for which adequate insurance reserves or other appropriate provisions consistent with such Subsidiary's past practice has been made therefor, (f) Indebtedness consisting of loans, funding agreements and guaranteed investment contracts entered into by to any Insurance Subsidiary with any FHLB pursuant to a membership in such FHLB in the ordinary course of business in the aggregate principal amount not to exceed $1,500,000,000 at any time outstanding and (g) other Indebtedness, the sum of which Indebtedness plus all Indebtedness incurred by the Borrower or any Subsidiary secured by Liens permitted pursuant to Section 7.01(c) shall not exceed $400,000,000 in aggregate principal amount.

7.03 Acquisitions. The Borrower shall not, nor shall it permit any Subsidiary to, make any Acquisitions, except Permitted Acquisitions.

7.04 Fundamental Changes. The Borrower shall not, nor shall it permit any Subsidiary to, merge, dissolve, liquidate, or consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:

(a) Any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Wholly-Owned Subsidiaries; and

(b) The Borrower or any Subsidiary may merge or consolidate with or into any other Person, provided that the Borrower or such Subsidiary shall be the continuing or the surviving Person.

Notwithstanding anything in this Section 7.04 to the contrary, TMK shall not merge or consolidate with or into any other Person.

7.05 Dispositions. The Borrower shall not, nor shall it permit any Subsidiary to, make any Disposition or series of related Dispositions or enter into any agreement to make any Disposition(s) of all or substantially all of the Property of the Borrower and its Subsidiaries, taken as a whole.

~~**Use of Proceeds**~~**Use of Proceeds**. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

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7.07 Financial Covenants.

(a) Consolidated Net Worth. The Borrower will maintain at all times Consolidated Net Worth equal to not less than the sum of (i) $4,000,000,000, plus (ii) 50% of the Net Proceeds received by the Borrower and its Subsidiaries from the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than the issuance to the Borrower or a Wholly-Owned Subsidiary), including any conversion of debt securities of the Borrower or any Subsidiary into Equity Interests after June 30, 2021, other than issuances of securities pursuant to any employee equity compensation plan or agreement or other employee equity compensation arrangement, any employee benefit plan or agreement or other employee benefit arrangement or any nonemployee director equity compensation plan or agreement or other non-employee director equity compensation arrangement or pursuant to the exercise or vesting of any employee or director stock options, restricted stock or restricted stock units, warrants or other equity awards.

(b) Ratio of Consolidated Indebtedness to Consolidated Capitalization. The Borrower will maintain at all times a ratio of Consolidated Indebtedness to Consolidated Capitalization of not greater than 0.40 to 1.0.

7.08 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Joint Arranger, Administrative Agent, or otherwise) of Sanctions.

7.09 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.10, 6.11, 6.12, 6.13 or Article VII; or

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(c) Other Defaults. The Borrower or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) under the Term Loan Agreement or having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or Cash Collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by any Loan Party as a result thereof is greater than $50,000,000; or

(f) Insolvency Proceedings, Etc. The Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the

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consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of payment, a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof; or

(k) Change of Control. There occurs any Change of Control of the Borrower or the Borrower shall cease to own 100% of the outstanding Equity Interests of TMK; or

(l) Guaranty. The Guaranty shall fail to remain in full force or effect or any action shall be taken by the Borrower, any of its Subsidiaries or any Governmental Authority to discontinue or to assert the invalidity or unenforceability thereof, or the

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Borrower denies that it has any further liability hereunder, or gives notice to such effect; or

(m) Licenses. Any License of any Insurance Subsidiary held by such Insurance Subsidiary on the Effective Date or acquired by such Insurance Subsidiary thereafter, the loss of which would have, in the reasonable judgment of the Lenders, a Material Adverse Effect, (i) shall be revoked by a final non-appealable order by the state which shall have issued such License, or any action (whether administrative or judicial) to revoke such License shall have been commenced against such Insurance Subsidiary which shall not have been dismissed or contested in good faith within thirty (30) days of the commencement thereof, (ii) shall be suspended by such state for a period in excess of thirty (30) days or (iii) shall not be reissued or renewed by such state upon the expiration thereof following application for such reissuance or renewal by such Insurance Subsidiary. TMK shall cease to be duly licensed as a reinsurance company under Bermuda law.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the Fronting Banks and the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that each Loan Party (in addition to remaining in compliance with Section 6.13 with respect to Secured Letters of Credit) Cash Collateralize its L/C Obligations in respect of all Unsecured Letters of Credit in an amount equal to the then Outstanding Amount thereof;

(d) require that the Eligible Collateral maintained in any Collateral Account to comply with Section 6.13 consist solely of Cash or such other Eligible Collateral as the Administrative Agent may require;

(e) direct the Applicable Issuing Party of each outstanding Letter of Credit not to permit any further renewal of such Letter of Credit (in which case, pursuant to Section 2.03(b)(iii), such Applicable Issuing Party shall not permit further renewal of such Letter of Credit); and

(f) exercise on behalf of itself, the L/C Issuers, the Fronting Banks and the Lenders all rights and remedies available to it, the L/C Issuers, the Fronting Banks and the Lenders under the Loan Documents;

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provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer or Fronting Bank to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received or held on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, the L/C Administrator and the Fronting Banks (including fees, charges and disbursements of counsel to the respective Lenders, the L/C Administrator and the Fronting Banks (including fees and time charges for attorneys who may be employees of any Lender, the L/C Administrator or the Fronting Banks) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the Fronting Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and to the Administrative Agent for the account of (x) the Fronting Banks, in the case of Fronted Letters of Credit and (y) the Lenders, in the case of Several Letters of Credit, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders and the Fronting Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of Swap Obligations, ratably among the Lenders (or any Affiliate of any Lender entering into a Swap Contract provided that such Lender was a Lender at the time such Swap Contract was entered into) in proportion to the respective amounts described in this clause Fifth held by them; and

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Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

Each of the Lenders, the L/C Administrator and each Fronting Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, the L/C Administrator and each Fronting Bank, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent or the Joint Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent or the Joint Arrangers, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Joint Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgement. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Loan Party, a Lender or a Fronting Bank; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have

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been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a Fronting Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Fronting Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Fronting Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Fronting Banks, the L/C Administrator and the Loan Parties. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, the L/C Administrator and the Fronting Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Loan Parties and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Fronting Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, the L/C Administrator and each Fronting Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of

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the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as a Fronting Bank, L/C Administrator and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting Bank, L/C Administrator and Swing Line Lender, (b) the retiring Fronting Bank, L/C Administrator and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Fronting Bank and L/C Administrator shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Fronting Bank and L/C Administrator to effectively assume the obligations of the retiring Fronting Bank and L/C Administrator with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender, each Fronting Bank and the L/C Administrator each expressly acknowledges that none of the Administrative Agent nor any Joint Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Joint Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Joint Arranger to any Lender as to any matter, including whether the Administrative Agent or any Joint Arranger have disclosed material information in their (or their Related Parties') possession. Each Lender represents to the Administrative Agent and each Joint Arranger that it has, independently and without reliance upon the Administrative Agent, any Fronting Bank, L/C Administrator, Joint Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Loan Parties hereunder. Each Lender and each Fronting Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Arranger, any other Lender, any other Fronting Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to

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inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity as applicable, as a Lender, Administrative Agent, L/C Administrator or Fronting Bank hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Fronting Banks, L/C Administrator and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Fronting Banks, L/C Administrator and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Fronting Banks, L/C Administrator and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Fronting Bank and the L/C Administrator to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Fronting Banks or the L/C Administrator, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative

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Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the L/C Administrator or any Fronting Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender, the L/C Administrator or any Fronting Bank in any such proceeding.

9.10 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Joint Arrangers, Joint Book Runners, Co-Syndication Agents, Co-Documentation Agents or Managing Agents listed on the cover page hereof or Schedule or signature pages hereto shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity, as applicable, as the Administrative Agent, Swing Line Lender, LC Issuer, L/C Administrator or Lender.

9.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this

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Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.12 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the "Credit Party"), whether or not in respect of an Obligation due and owing by any Loan Party at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any "discharge for value" (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall

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be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the request and on behalf of the Required Lenders) and the Loan Parties, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders));

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of any Loan Party to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or change Section 2.06 in a manner that would alter the pro rata allocation of reductions in the Aggregate Commitment, in the case of each of the foregoing without the written consent of each Lender;

(f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(h) release the Guaranty provided in Section 10.19,

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by a Fronting Bank in addition to the Lenders required above, affect the rights

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or duties of such Fronting Bank under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Administrator in addition to the Lenders required above, affect the rights or duties of the L/C Administrator under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (vi) notwithstanding anything herein to the contrary, no amendment or amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 10.01 shall require the consent or approval of any Lender (A) which immediately after giving effect to such amendment or amendment and restatement, shall have no Commitment or other obligation to maintain or extend credit under this Agreement (as so amended or amended and restated), including, without limitation, any obligation in respect of any drawing under or participation in any Letter of Credit and (B) which, substantially contemporaneously with the effectiveness of such amendment or amendment and restatement, is paid in full all amounts owing to it hereunder (including, without limitation principal, interest and fees, but excluding contingent obligations that are not due and payable and any amounts secured by collateral arrangements on terms and, as applicable, from a financial institution, that are satisfactory to such Lender in its sole discretion). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties, the Administrative Agent, the L/C Administrator or a Fronting Bank or the Swing Line Lender to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire. Notices and other communications sent by hand or overnight courier service, or mailed by

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certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders, L/C Administrator and the Fronting Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Applicable Issuing Party pursuant to Article II if such Lender or the Applicable Issuing Party, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Loan Parties, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties' or the Administrative Agent's transmission of Borrower Materials or notices

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through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Administrator, any Fronting Bank, and the Swing Line Lender may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to the Loan Parties, the Administrative Agent, any Fronting Bank, the L/C Administrator and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the "Public Side Information" portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Administrator, the Fronting Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Loan Party shall indemnify the Administrative Agent, the L/C Administrator, the Fronting Banks, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Administrator, any Fronting Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan

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Documents against the Loan Parties shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Each Loan Party shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Applicable Issuing Party in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Applicable Issuing Party (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Lender or the Applicable Issuing Party) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) INDEMNIFICATION BY THE LOAN PARTIES. EACH LOAN PARTY SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER, EACH FRONTING BANK, THE L/C ADMINISTRATOR, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY ANY

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LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY (INCLUDING, WITHOUT LIMITATION, THE INDEMNITEE'S RELIANCE ON ANY COMMUNICATION EXECUTED USING AN ELECTRONIC SIGNATURE, OR IN THE FORM OF AN ELECTRONIC RECORD), THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY ANY L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO**, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE**; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY ANY LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE'S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF SUCH LOAN PARTY HAS OBTAINED A FINAL AND NON-APPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Administrator, the Fronting Banks or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Administrator, the Fronting Banks or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender's share of the Total Credit Exposure at such time) of such unpaid amount, provided that the

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unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Applicable Issuing Party in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Applicable Issuing Party in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(e).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Loan Parties shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Administrator or any Fronting Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to the Administrative Agent, any Fronting Bank, the L/C Administrator or any Lender, or the Administrative Agent, the L/C Administrator, such Fronting Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Fronting Bank, the L/C Administrator or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender, each Fronting Bank and the L/C Administrator severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders, the L/C Administrator and the Fronting Banks under clause (b) of the preceding

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sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Administrator, the Fronting Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b) direct obligations under and participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower

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otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consents of each Fronting Bank and the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (provided, that only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower's Affiliates or Subsidiaries, (B) unless such assignment is approved by the Borrower and a Fronting Bank has agreed to front for such assignee in respect of Several Letters of Credit, to any Person which is not an NAIC Approved Bank or (C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).

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(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; PROVIDED, HOWEVER, THAT NO LENDER MAY ASSIGN ANY OBLIGATION UNDER A SEVERAL LETTER OF CREDIT UNLESS SUCH SEVERAL LETTER OF CREDIT IS EITHER AMENDED OR RETURNED BY THE BENEFICIARY AND REISSUED BY THE ADMINISTRATIVE AGENT, REMOVING OR AMENDING, AS THE CASE MAY BE, THE ASSIGNING LENDER'S PERCENTAGE OBLIGATIONS AND REPLACING OR AMENDING THE SAME WITH A PERCENTAGE OBLIGATIONS OF THE ELIGIBLE ASSIGNEE. Upon request, the Borrower (at its expense) shall execute and deliver a Note in the applicable form to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participation in L/C Obligations) owing to it); provided that (i) such Lender's obligations

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under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the L/C Administrator, the Fronting Banks, the Swing Line Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 10.01 that directly affects such Participant and could not be affected by a vote of the Required Lenders.

The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 (subject to the requirements and limitations therein, including the requirements under Section 3.01(g) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender granting such participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 10.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations

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to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Loan Parties and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Loan Parties, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Loan Parties shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Loan Parties to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the Fronting Bank hereunder with respect to all Letters of Credit which it fronted and which are outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

10.07 Confidentiality. Each of the Administrative Agent, the Lenders, the L/C Issuers and the L/C Administrator agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors, external auditors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement

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containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Loan Parties or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Lender, any L/C Issuer, the L/C Administrator or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party. In addition, upon reasonable advance notice to the Borrower, the Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and Lenders, and the Administrative Agent or any of its Affiliates may place customary "tombstone" advertisements relating hereto in publications (including publications circulated in electronic form) of its choice at its own expense (which shall be subject to review and comment by the Borrower prior to publication).

For purposes of this Section 10.07, "Information" means all information received from any Loan Party or any Subsidiary relating to a Loan Party or a Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary; provided that, in the case of information received from a Loan Party or a Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, any L/C Issuer and the L/C Administrator acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Administrator, each Fronting Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Administrator, such Fronting Bank or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the L/C Administrator or such Fronting Bank, irrespective of whether or not such Lender or L/C Administrator or Fronting Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent

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or unmatured or are owed to a branch or office of such Lender or the L/C Administrator or the Fronting Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Administrator, each Fronting Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Administrator, such Fronting Bank or their respective Affiliates may have. Each Lender, the L/C Administrator and each Fronting Bank agrees to notify the Loan Parties and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed Highest Lawful Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Loan Party. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the

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Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

(c) Each Loan Party hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Loan Parties, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the other Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and the other Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent's and each Lender's normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender

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is a Defaulting Lender then the Loan Parties may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee procured by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Loan Parties shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Loan Parties (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with Applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Loan Parties to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Loan Parties, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY

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AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ADMINISTRATOR OR ANY FRONTING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (c) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 (EXCLUDING, HOWEVER, ANY ELECTRONIC COMMUNICATIONS PERMITTED PURSUANT TO SUCH SECTION). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 Exceptions to Covenants. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

10.17 No Strict Construction. Each of the parties hereto represents to each other party hereto that it has discussed this Agreement and the other Loan Documents with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event of an ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and thereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Loan Document.

10.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Act.

10.19 Guaranty.

(a) Guaranty of Payment. The Borrower hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of all

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Obligations (the "Guaranteed Debt"). The Borrower agrees that if TMK shall fail to pay when due any Guaranteed Debt, the Borrower will promptly pay the same without notice or demand whatsoever. This is a guaranty of payment, not a guaranty of collection.

(b) Acceptance of Guaranty; No Setoffs. The Borrower waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Borrower further waives all setoffs and counterclaims and presentment, protests, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of TMK, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Administrative Agent, the L/C Administrator, any L/C Issuer, any Fronting Bank or the Lenders (collectively, the "Guaranteed Parties" and each a "Guaranteed Party") to sue TMK, any other guarantor or any other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

(c) Nature of Guaranty; Continuing, Absolute and Unconditional. The Borrower hereby agrees that, to the fullest extent permitted by Law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by Law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (i) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (ii) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (iii) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (iv) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof; (v) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (vi) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though any Guaranteed Party might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (vii) any change of ownership of TMK or the insolvency, bankruptcy or any other change in the legal status of TMK; (viii) any change in, or the imposition of, any Law, decree, or other governmental act which does or

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might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (ix) the failure of TMK to maintain in full force, validity or effect or to obtain or renew when required all governmental, insurance and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (x) the existence of any claim, setoff or other rights which the Borrower may have at any time against TMK or any other guarantor or any other Person in connection herewith or with any unrelated transaction; (xi) the Administrative Agent, the L/C Administrator and the Lenders' election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar law, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or other similar provision under any applicable federal, state or foreign bankruptcy or other similar Law; (xii) any borrowing, use of Cash Collateral, or grant of a security interest by TMK, as debtor in possession , under Section 363 or 364 of the United States Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar Law; (xiii) the disallowance of all or any portion of any of the Guaranteed Parties' claims for repayment of the Guaranteed Debt under Section 502 or 506 of the United States Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar Law; or (xiv) any other fact or circumstance which might otherwise constitute grounds at Law or equity for the discharge or release of the Borrower from its obligations hereunder, all whether or not the Borrower shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this paragraph. It is agreed that the Borrower's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof, and that the Borrower's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any Applicable Law purporting to prohibit payment by TMK of the Guaranteed Debt in the manner agreed upon among the Guaranteed Parties and TMK.

(d) Dealings with TMK. Credit may be granted or continued from time to time by the L/C Administrator or the Lenders to TMK without notice to or authorization from the Borrower regardless of TMK's financial or other condition at the time of any such grant or continuation. No Guaranteed Party shall have an obligation to disclose or discuss with the Borrower its assessment of the financial condition of TMK.

(e) Subrogation. Until the irrevocable payment in full of the Obligations and termination of all commitments which could give rise to any Obligation, the Borrower shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives any right to enforce any remedy which any Guaranteed Party now has or may hereafter have against TMK, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Borrower hereby waives any benefit of, and any right to participate in, any security or collateral given to any Guaranteed Party to secure payment of the Guaranteed Debt or any part thereof or any other liability of TMK to any Guaranteed Party. Upon such irrevocable payment and termination, TMK shall indemnify the Borrower for the full amount of any payment made by the Borrower under

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this Guaranty and the Borrower shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

(f) Collateral. The Borrower authorizes the Guaranteed Parties to take any action or exercise any remedy with respect to any non-Cash Collateral from time to time securing the Guaranteed Debt, which the Guaranteed Parties in their sole discretion shall determine, without notice to the Borrower. In the event the Guaranteed Parties in their sole discretion elect to give notice of any action with respect to any non-Cash Collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Borrower by ordinary mail at the address set forth in Schedule 10.02 shall be deemed reasonable notice of any matters contained in such notice. The Borrower consents and agrees that no Guaranteed Party shall be under any obligation to marshal any assets in favor of the Borrower or against or in payment of any or all of the Guaranteed Debt.

(g) Rights to Payments, Etc. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of TMK, or otherwise, all such amounts shall nonetheless be payable by the Borrower forthwith upon demand by a Guaranteed Party. The Borrower further agrees that, to the extent that TMK makes a payment or payments to any of the Guaranteed Parties on the Guaranteed Debt, or any Guaranteed Party receives any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to TMK, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Borrower, under any insolvency or bankruptcy Law, state or federal Law, common Law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

(h) No Waiver. No delay on the part of any Guaranteed Party in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by any Guaranteed Party of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon any Guaranteed Party, except as expressly set forth in writing duly signed and delivered on the L/C Administrator's and the Lenders' behalf by the Administrative Agent. The failure by any Guaranteed Party at any time or times hereafter to require strict performance by TMK or the Borrower of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, this Agreement by TMK or the Borrower and delivered to the Guaranteed Parties shall not waive, affect or diminish any right of any Guaranteed Party at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of any Guaranteed Party, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the L/C Administrator's, Fronting Banks' and the Lenders' behalf by the

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Administrative Agent. No waiver by any Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any Guaranteed Party permitted hereunder shall in any way affect or impair any Guaranteed Party's rights or powers, or the obligations of the Borrower under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by TMK to any Guaranteed Party shall be conclusive and binding on the Borrower irrespective of whether the Borrower was a party to the suit or action in which such determination was made.

(i) Setoff. In addition to and without limitation of any rights, powers or remedies of the Guaranteed Parties under Applicable Law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Guaranteed Parties may, in their sole discretion, with notice after the fact to the Borrower and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (i) any indebtedness due to or to become due from any of the Guaranteed Parties to the Borrower, and (ii) any moneys, credits or other property belonging to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Guaranteed Parties or any Lender whether for deposit or otherwise.

(j) Severability. Wherever possible, each provision of this Section 10.19 shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Section 10.19 shall be prohibited by or invalid under such Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Section 10.19.

(k) Miscellaneous. It is understood that while the amount of the Guaranteed Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other Law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty with respect to the Borrower, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, with respect to the Borrower, without any further action of the Guaranteed Parties, be automatically limited and reduced with respect to the Borrower to the highest amount which is valid and enforceable as determined in such action or proceeding. The obligations of the Borrower under this Section 10.19 shall survive the termination of this Agreement.

10.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Arrangers and the Lenders are arm's-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Arrangers and the Lenders, on the other hand, (B) each Loan

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Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Arranger nor any Lender has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Joint Arranger nor any Lender has any obligation to disclose any of such interests to any Loan Party or their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.21 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.22 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Effective Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Loan Parties outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Effective Date, reflect the respective Commitment of the Lenders hereunder.

10.23 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the

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applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and, each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised

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to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.24, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following:

(i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[SIGNATURE PAGES INTENTIONALLY OMITTED]

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15630496v4 Annex B [See attached]

C-1 Form of Loan Notice EXHIBIT C FORM OF LOAN NOTICE Date: ___________, _____1 To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Amended and Restated Credit Agreement, dated as of September 30, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Globe Life Inc., a Delaware corporation (the “Borrower”), TMK Re, Ltd., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Administrator. The undersigned hereby requests (select one)2: Indicate: Borrowing or Conversion or Continuation Indicate: Applicable Borrower Name Indicate: Requested Amount Indicate: Base Rate Loan or Term SOFR Loan For Term SOFR Loans Indicate: Interest Period (e.g. 1, 3 or 6 month interest period) The Revolving Borrowings requested herein comply with the provisos to the first sentence of Section 2.01 of the Agreement. 1 Note to Borrower. All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed. 2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

C-2 Form of Loan Notice GLOBE LIFE INC. By: Name: [Type Signatory Name] Title: [Type Signatory Title]